---------------------------------------------


                            ASSET PURCHASE AGREEMENT

                 ---------------------------------------------



                            dated as of June 2, 1995

                                    between

                         AMERICAN NATIONAL CAN COMPANY

                                      and

                         SILGAN CONTAINERS CORPORATION

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms...................................... ..  1

                                   ARTICLE II

                               PURCHASE AND SALE

SECTION 2.01.  Assets to Be Sold.............................................  9
SECTION 2.02.  Assumption and Exclusion of Liabilities....................... 11
SECTION 2.03.  Purchase Price; Allocation of Purchase Price.................. 12
SECTION 2.04.  Closing          ............................................. 12
SECTION 2.05.  Closing Deliveries by the Seller.............................. 12
SECTION 2.06.  Closing Deliveries by the Purchaser........................... 13
SECTION 2.07.  St. Louis Closing............................................. 13
SECTION 2.08.  Adjustment of Purchase Price.................................. 14
SECTION 2.09.  Post-St. Louis Closing Adjustment of Purchase Price........... 16

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.  Incorporation and Authority of the Seller..................... 17
SECTION 3.02.  No Conflict      ............................................. 18
SECTION 3.03.  Consents and Approvals........................................ 18
SECTION 3.04.  Financial Statements.......................................... 19
SECTION 3.05.  Litigation       ............................................. 20
SECTION 3.06.  Permits and Licenses; Compliance with Laws.................... 20
SECTION 3.07.  Conduct in the Ordinary Course; Absence of Changes or Events.. 21
SECTION 3.08.  Material Contracts............................................ 22
SECTION 3.09.  Employee Matters ............................................. 23
SECTION 3.10.  Environmental Matters......................................... 24
SECTION 3.11.  Intellectual Property......................................... 26
SECTION 3.12.  Assets           ............................................. 26
SECTION 3.13.  Real Property    ............................................. 27
SECTION 3.14.  Insurance        ............................................. 27
SECTION 3.15.  Labor Matters    ............................................. 27
SECTION 3.16.  Taxes            ............................................. 28

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                                      -ii-

                                                                            Page

SECTION 3.17.  Lockboxes; Safe Deposit Boxes; Powers of Attorney............. 28
SECTION 3.18.  Certain Transactions.......................................... 28
SECTION 3.19.  Suppliers and Customers....................................... 28
SECTION 3.20.  The Subsidiary   ............................................. 29
SECTION 3.21.  Brokers          ............................................. 29

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Incorporation and Authority of the Purchaser.................. 30
SECTION 4.02.  No Conflict      ............................................. 30
SECTION 4.03.  Absence of Litigation......................................... 30
SECTION 4.04.  Governmental Consents and Approvals........................... 31
SECTION 4.05.  Financing        ............................................. 31
SECTION 4.06.  Brokers          ............................................. 31

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of the Business Prior to the Closing.................. 31
SECTION 5.02.  Investigation    ............................................. 32
SECTION 5.03.  Access to Information......................................... 33
SECTION 5.04.  Books and Records............................................. 34
SECTION 5.05.  Confidentiality  ............................................. 34
SECTION 5.06.  Regulatory and Other Authorizations; Consents................. 35
SECTION 5.07.  Bulk Transfer Laws............................................ 36
SECTION 5.08.  ISRA             ............................................. 36
SECTION 5.09.  Other Changes    ............................................. 37
SECTION 5.10.  Other Negotiations............................................ 37
SECTION 5.11.  Closing Conditions............................................ 37
SECTION 5.12.  Environmental Assessment...................................... 37
SECTION 5.13.  Inventory Physical............................................ 38
SECTION 5.14.  Audited Financial Statements.................................. 38
SECTION 5.15.  Tax Elections    ............................................. 38
SECTION 5.16.  Title Reports; Surveys........................................ 39
SECTION 5.17.  Financial Covenants........................................... 39
SECTION 5.18.  St. Louis Restructuring....................................... 39
SECTION 5.19.  Employee Grievances........................................... 39

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                                     -iii-
                                                                            Page

SECTION 5.20.  Further Action   ............................................. 40

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01.  Offer of Employment........................................... 41
SECTION 6.02.  Benefit Arrangements.......................................... 42
SECTION 6.03.  Performance Plans............................................. 45
SECTION 6.04.  Transition Services........................................... 45
SECTION 6.05.  Indemnification for Claims.................................... 46
SECTION 6.06.  Welfare Benefits ............................................. 46
SECTION 6.07.  Union Employees  ............................................. 46
SECTION 6.08.  Indemnification for Union Claims.............................. 47
SECTION 6.09.  Multiemployer Plans........................................... 47
SECTION 6.10.  WARN Act         ............................................. 48
SECTION 6.11.  St. Louis Employees........................................... 48
SECTION 6.12.  San Leandro Employees......................................... 48
SECTION 6.13.  No Rights of Employees........................................ 49

                                  ARTICLE VII

                                  TAX MATTERS

SECTION 7.01.  Sales, Use and Other Transfer Taxes........................... 49
SECTION 7.02.  Proration of Certain Charges.................................. 49
SECTION 7.03.  Treatment of Indemnity Payments............................... 50

                                  ARTICLE VIII

                           CONDITIONS TO THE CLOSING

SECTION 8.01.  Conditions to Obligations of the Seller....................... 50
SECTION 8.02.  Conditions to Obligations of the Purchaser.................... 51


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                                      -iv-

                                                                            Page

                                  ARTICLE IX

                                INDEMNIFICATION

SECTION 9.01.  Survival         ............................................. 54
SECTION 9.02.  Indemnification by the Purchaser.............................. 54
SECTION 9.03.  Indemnification by the Seller................................. 57

                                  ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01.  Termination     ............................................. 59
SECTION 10.02.  Effect of Termination........................................ 60
SECTION 10.03.  Waiver          ............................................. 60

                                  ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01.  Expenses        ............................................. 60
SECTION 11.02.  Notices         ............................................. 61
SECTION 11.03.  Public Announcements......................................... 61
SECTION 11.04.  Headings        ............................................. 62
SECTION 11.05.  Severability    ............................................. 62
SECTION 11.06.  Disclosure Schedule.......................................... 62
SECTION 11.07.  Entire Agreement............................................. 62
SECTION 11.08.  Assignment      ............................................. 62
SECTION 11.09.  No Third-Party Beneficiaries................................. 62
SECTION 11.10.  Amendment; Waiver............................................ 63
SECTION 11.11.  Governing Law   ............................................. 63
SECTION 11.12.  Counterparts    ............................................. 63
SECTION 11.13.  Parties in Interest.......................................... 63
SECTION 11.14.  Actions and Proceedings...................................... 63
SECTION 11.15.  Confidentiality ............................................. 63

EXHIBITS

         1.01(a)          [INTENTIONALLY OMITTED]
         1.01(b)          Form of Assumption Agreement
         1.01(c)          Form of Bill of Sale and Assignment
         1.01(d)          Form of St. Louis Facility Lease
         1.01(e)          St. Louis Restructuring Plan
         2.01(d)          Form of San Leandro Lease
         2.03(b)          Allocation of Purchase Price
         5.17             Trade Working Capital Budget
         6.07             Steelworker Letter Agreement
         8.01(g)          Form of Opinion of Winthrop, Stimson, Putnam & Roberts
         8.01(h)          Form of Tolling Agreement
         8.01(i)          Form of Container Supply Agreement
         8.02(h)          Form of Opinion of Shearman & Sterling
         8.02(i)          Required Consents
         8.02(j)          Form of Non-Competition Agreement
         8.02(k)(i)       Form of Neenah Transition Services Agreement
         8.02(k)(ii)      Form of Chicago Transition Services Agreement

SCHEDULES

         1.01             St. Louis Assets
         2.01(a)          Transferred Assets
         2.01(c)          Licensed Intellectual Property
         2.01(f)          Excluded Assets
         2.02(a)          Closing Date Assumed Liabilities
         4.02             Purchaser Conflicts
         4.04             Purchaser Consents and Approvals
         6.02             Employees

DISCLOSURE SCHEDULE

         The Disclosure Schedule shall include the following Sections:

         3.01      Foreign Qualifications
         3.02      No Conflict
         3.03      Consents and Approvals
         3.04      Financial Statements
         3.05      Litigation
         3.06      Permits and Licenses; Compliance with Laws
         3.07      Conduct in the Ordinary Course; Absence of Changes or Events
         3.08      Material Contracts
         3.09      Employee Matters
         3.10      Environmental Matters
         3.11      Intellectual Property
         3.12      Assets
         3.13      Real Property
         3.15      Labor Matters
         3.16      Taxes
         3.17      Lockboxes; Safe Deposit Boxes; Powers of Attorney
         3.18      Transactions with Affiliates
         3.19      Suppliers and Customers
         5.01      Conduct of the Business Prior to the Closing
         6.02      Seller's Plans


ANNEXES

         A                Locations

                  ASSET PURCHASE AGREEMENT, dated as of June 2, 1995, between AMERICAN NATIONAL CAN COMPANY, a Delaware corporation (the "Seller"), and SILGAN CONTAINERS CORPORATION, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller, through its unincorporated Food Metal and Specialty division, is engaged in, among other things, the business of designing, developing, manufacturing, marketing and selling metal food containers, rigid plastic food containers and metal caps and closures as such business is currently being conducted at the locations specified in Annex A hereto (the "Business"); and

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Business, including, without limitation, all right, title and interest of the Seller in and to certain properties and assets of the Business, and in connection therewith, the Purchaser is willing to assume certain liabilities of the Seller relating to the Business, all upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Seller and the Purchaser hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01.  Certain  Defined   Terms.   As   used  in  this
Agreement, the following terms shall have the following meanings:

                  "Adjusted Working Capital" means the excess of (a) the current assets included in the Assets over (b) the Closing Date Assumed Liabilities (excluding the first $22.5 million of Closing Date Benefit Liabilities), as shown on the Estimated Closing Balance Sheet or the Closing Balance Sheet, as the case may be.

                  "Affiliate" means, with respect to any specified person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such specified person.

                  "Agreement" means this Asset Purchase Agreement, dated as of June 2, 1995, between the Seller and the Purchaser (including the Annex, Exhibits and Schedules hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.10.

                   "ANC Severance Policy" has the meaning specified in Section 6.01(a).

                   "ANC  Severance   Policy   Circumstances"   has  the  meaning
specified in Section 6.01(a).

                   "Ancillary Agreements" means the Assumption Agreement, the Bill of Sale and the Deeds.

                   "Assets" means the Transferred Assets, the Shares, the Licensed Intellectual Property and the St. Louis Assets.

                   "Assumed   Liabilities"   means  the  Closing   Date  Assumed
Liabilities and,  following their assumption by the Purchaser in accordance with
Section 2.01(e), the St. Louis Benefit Liabilities.

                  "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller on the Closing Date substantially in the form of Exhibit 1.01(b).

                   "Audited  Financial  Statements" has the meaning specified in
Section 3.04(a).

                  "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller on the Closing Date substantially in the form of Exhibit 1.01(c).

                   "Business" has the meaning specified in the recitals to this Agreement.

                  "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

                   "Business Employees" has the meaning specified in Section 6.01(c).

                  "Cash Amount" has the meaning specified in Section 2.03(a).

                  "Closing" has the meaning specified in Section 2.04.

                  "Closing Balance Sheet" means the audited balance sheet (including the related notes and schedules thereto) of the Business, to be prepared as at the Closing Date pursuant to Section 2.08, which balance sheet shall include an unaudited footnote setting forth the Closing Date Benefit Liabilities.

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                                       3

                  "Closing Date" has the meaning specified in Section 2.04.

                   "Closing Date Assumed Liabilities" has the meaning specified in Section 2.02(a).

                  "Closing Date Benefit Liabilities" means the post-retirement medical and life benefit liabilities (computed on an actuarial basis, using the same set of assumptions currently used by the Seller, in accordance with Statement of Financial Accounting Standards No. 106) included in the Closing Date Assumed Liabilities.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rulings and regulations promulgated thereunder.

                   "Confidentiality  Agreement"  has the  meaning  specified  in
Section 5.05.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a person whether through the ownership of stock, as trustee or executor, by contract or credit agreement or otherwise.

                   "Corporate Employees" has the meaning specified in Section 6.04.

                  "Deeds" means the special warranty deeds to be executed by the Seller on the Closing Date in order to convey to the Purchaser each parcel of Owned Real Property.

                   "Defined  Contribution  Plans" has the meaning  specified  in
Section 6.02(c).

                   "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof, delivered to the Purchaser by the Seller.

                  "Edison Plant" has the meaning specified in Section 5.08(a).

                  "Encumbrance" means a pledge, lien (other than tax liens for Taxes not yet due and payable), security interest, mortgage, deed of trust, charge, adverse claim of ownership or use, contractual restriction or other encumbrance of any kind.

                  "Environmental Law" means any federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including without limitation those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental   Permits"   means   any   permit,    approval,
identification number, license and other authorization required under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

                  "Estimated Closing Balance Sheet" means the unaudited balance sheet of the Business as of a date not more than five (5) Business Days before the Closing Date, prepared in good faith by the Seller in accordance with Modified U.S. GAAP, which Estimated Closing Balance Sheet shall be reasonably acceptable to the Purchaser as having been prepared in accordance with Modified U.S. GAAP applied on a basis consistent with the preparation of the Audited Financial Statements, which balance sheet shall include an unaudited footnote setting forth the Seller's best estimate of the Closing Date Benefit Liabilities.

                   "Excluded  Assets"  has  the  meaning  specified  in  Section
2.01(f).

                   "Excluded Liabilities" has the meaning specified in Section 2.02(b).

                   "Financial Statements" has the meaning specified in Section 3.04(a).

                   "French  Government  Approval"  has the meaning  specified in
Section 3.03(a).

                   "Governmental Antitrust Authority" has the meaning specified in Section 5.06(b)(i).

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials, or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law.

                   "Hourly  Business  Employees"  has the meaning  specified  in
Section 6.01(b).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                   "Independent  Accounting  Firm" has the meaning  specified in
Section 2.08(c)(ii).

                   "Intellectual Property" has the meaning specified in Section 3.11.

                  "Interest Rate" has the meaning specified in Section 2.08(e).

                  "ISRA" has the meaning specified in Section 5.08(a).

                  "Leased Real Property" means the real property leased by the Seller as tenant, and used in connection with the operation of the Business, as described in the Leases, together with, to the extent leased by the Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Leases" means the leases and subleases listed in Section 3.13 of the Disclosure Schedule under which the Seller is tenant or subtenant (as the case may be).

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                   "License Agreement" has the meaning specified in Section 2.01(c).

                   "Licensed Intellectual Property" has the meaning specified in
Section 2.01(c).

                  "Material Adverse Effect" means any change in, or effect on, the Business as currently conducted by the Seller that is or is reasonably likely to be materially adverse to the assets, liabilities, results of operations or the financial condition of the Business, taken as a whole, after giving effect to this Agreement and the transactions contemplated hereby.

                   "Material  Contracts"  has the meaning  specified  in Section
3.08.

                  "Modified U.S. GAAP" means United States generally accepted accounting principles, except that an allocated portion of the purchase price and related expenses incurred by Pechiney Corporation to acquire the Seller together with the resultant goodwill related to the business and amortization thereof, are not included in the financial statements of the Business.

                   "Multiemployer Plan" has the meaning specified in Section 3.09(b).

                  "NJDEP" has the meaning specified in Section 5.08(a).

                  "NJDEP Approval" has the meaning specified in Section 5.08(a).

                  "Owned Real Property" means the real property owned by the Seller, and used in connection with the Business, as listed in Section 3.13 of the Disclosure Schedule, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller used in the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Performance Plans" has the meaning specified in Section 6.03.

                   "Permitted Encumbrances" has the meaning specified in Section 3.13.

                  "person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Plans" has the meaning specified in Section 3.09(a).

                   "Property" means the Owned Real Property, the Leased Real Property and the real property that is the subject of the St. Louis Facility Lease and the San Leandro Lease.

                  "Purchase Price" has the meaning specified in Section 2.03(a).

                   "Purchaser" has the meaning specified in the preamble to this Agreement.

                   "Purchaser Damages" has the meaning specified in Section 9.03(a).

                  "Purchaser's Accountants" means Ernst & Young LLP.

                  "Receivables" means any and all accounts receivable, notes and other amounts receivable owing to the Seller from third parties arising from the conduct of the Business before the Closing Date.

                   "Required Permits" has the meaning specified in Section 3.06(a).

                  "Returns" has the meaning specified in Section 7.01.

                   "St. Louis Assets" means the assets of the Seller as set forth in Schedule 1.01 that will be located, and used in connection with the operation of the Business at, the St. Louis Facility following the completion of the St. Louis Restructuring.

                   "St. Louis Benefit Liabilities" means the post-retirement medical and life benefit liabilities (computed on an actuarial basis in accordance with Statement of Financial Accounting Standards No. 106 and using the same set of assumptions used in calculating the Closing Date Benefit Liabilities) relating to the St. Louis Employees.

                   "St. Louis Closing" has the meaning specified in Section 2.01(e).

                   "St Louis Closing Date" has the meaning specified in Section 2.01(e).

                   "St. Louis Employees" means the employees to be employed at the St. Louis Facility after the St. Louis Restructuring.

                   "St.  Louis  Facility"  means the real property  described in
Exhibit 1.01(e) to be used in connection with the operation of the Business in St. Louis, Missouri following completion of the St. Louis Restructuring.

                  "St. Louis Facility Lease" means the lease, substantially in the form of Exhibit 1.01(d), to which the Seller will be a party, as tenant, for the St. Louis Facility following the completion of the St. Louis Restructuring, or, in the event that the sale and lease-back of the St. Louis Facility contemplated by Exhibit 1.01(e) is not completed by the time the St. Louis Restructuring is completed, the "St. Louis Facility Lease" shall mean the lease, substantially in the form of Exhibit 1.01(d), for the St. Louis Facility to be entered into at the St. Louis Closing between the Seller, as landlord, and the Purchaser, as tenant, which lease will be assigned by the Seller to the purchaser of the St. Louis Facility upon the completion of the sale of the St. Louis Facility.

                   "St. Louis Payment" means $7.4 million plus simple interest from the Closing Date through the St. Louis Closing Date at the Interest Rate.

                  "St. Louis Rationalization Costs" means the actual costs incurred by the Seller from the date hereof to the St. Louis Closing in rationalizing the employees of the Business at the St. Louis Facility identified in Exhibit 1.01(e) as pension plan curtailment costs, group insurance, S.U.B. and severance costs, it being understood that the pension plan curtailment costs resulting from such rationalization shall be valued as of the St. Louis Closing Date on a present value, actuarial basis using the same set of assumptions currently used by the Seller.

                   "St. Louis Restructuring" means the reorganization of the Seller's Business and other operations in St. Louis, Missouri to be carried out substantially in the manner set forth in Exhibit 1.01(e); provided, however, that the sale and lease-back of the St. Louis Facility contemplated by Exhibit 1.01(e) shall not be part of the St. Louis Restructuring.

                   "Salaried  Business  Employees" has the meaning  specified in
Section 6.01(a).

                   "San Leandro Lease" has the meaning specified in Section 2.01(d).

                   "Seller" has the meaning specified in the preamble to this Agreement.

                  "Seller Damages" has the meaning specified in Section 9.02(a).

                  "Seller's Accountants" means Price Waterhouse LLP.

                  "Seller's Plans" has the meaning specified in Section 6.02(h).

                  "Shares" has the meaning specified in Section 2.01(b).

                  "Subsidiary" has the meaning specified in Section 2.01(b).

                  "Tax" or "Taxes" means all taxes of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties or additions to tax imposed by any taxing authority.

                  "Title Company" means First American Title Insurance Company.

                   "Tolling Agreement" has the meaning specified in Section 8.01(h).

                   "Transferred Assets" has the meaning specified in Section 2.01(a).

                   "Transferred Employees" has the meaning specified in Section 6.01(d).

                   "Transferred  Hourly  Employees" has the meaning specified in
Section 6.01(b).

                   "Transferred Salaried Employees" has the meaning specified in
Section 6.01(a).

                   "Union  Employees"  has  the  meaning  specified  in  Section
6.07(a).

                   "U.S. GAAP" means United States generally accepted accounting principals and practices as in effect from time to time and applied consistently throughout the periods involved.

                                   ARTICLE II

                               PURCHASE AND SALE

                  SECTION 2.01. Assets to Be Sold; Etc. (a) Transferred Assets. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Seller, on the Closing Date, all of the Seller's right, title and interest in and to the assets and properties of the Seller pertaining to the Business as set forth on Schedule 2.01(a) (the "Transferred Assets"), free and clear of all Encumbrances other than Permitted Encumbrances.

                  (b) Transfer of Shares. Immediately prior to the Closing, the Seller will transfer to a California corporation to be organized and wholly owned by the Seller (the "Subsidiary"), all of the Seller's right, title and interest in and to the Assets located in the States of California and Washington. For all purposes hereunder, Assets shall include all of the issued and outstanding shares of capital stock of the Subsidiary (the "Shares"). On the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, the Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, on the Closing Date, all of the Seller's right, title and interest in and to the Shares.

                  (c) License Agreement. On the Closing Date, the Seller and the Purchaser shall enter into a license agreement (the "License Agreement"), pursuant to which the Seller will license to the Purchaser the Intellectual Property listed in Schedule 2.01(c) (the "Licensed Intellectual Property") on terms substantially consistent with those set forth in Schedule 2.01(c).

                  (d) San Leandro Lease. On the Closing Date, the Seller and the Purchaser shall enter into a lease, substantially in the form of Exhibit 2.01(d) (the "San Leandro Lease"), pursuant to which the Seller will lease to the Purchaser certain real property located in San Leandro, California.

                  (e) Delayed Delivery of St. Louis Assets and St. Louis Facility. At any time following the completion of the St. Louis Restructuring, upon not less than twenty Business Days' notice to the other party, (i) the Purchaser may require the Seller to transfer to the Purchaser, in consideration of the St. Louis Payment plus the St. Louis Rationalization Costs, all of the Seller's right, title and interest in and to the St. Louis Assets and to assign to the Purchaser or enter into, as the case may be, the St. Louis Facility Lease or (ii) the Seller may require the Purchaser to purchase from the Seller, in consideration of the St. Louis Payment plus the St. Louis Rationalization Costs, all of the Seller's right, title and interest in and to the St. Louis Assets and to assume from the Seller or enter into, as the case may be, the St. Louis Facility Lease. On the date (the "St. Louis Closing Date") and at the place specified in the notice given pursuant to this Section 2.01(e), a closing (the "St. Louis Closing") shall be held, at which, on the terms of this Agreement and in reliance upon the representations and warranties contained herein, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in and to the St. Louis Assets and the Seller shall assign to the Purchaser, and the Purchaser shall assume from the Seller, the St. Louis Facility Lease (or, in the event that the sale of the St. Louis Facility contemplated by the St. Louis Restructuring is not then completed, the Seller and the Purchaser shall enter into the St. Louis Facility Lease); provided, however, that the Purchaser shall have no obligation to the Seller pursuant to this Section 2.01(e) if the St. Louis Closing shall not have occurred by December 31, 1996. In addition, on the St. Louis Closing Date, on the terms of this Agreement and in reliance upon the representations and warranties contained herein, the Purchaser shall assume, and thereafter pay, perform and discharge when due the St. Louis Benefit Liabilities. From and after the St. Louis Closing, the Purchaser shall assume the obligation to provide group insurance and S.U.B. benefits to the St. Louis Employees to the extent that the sum of such group insurance and S.U.B. benefits plus the St. Louis Rationalization Costs does not exceed $7.8 million. The Seller shall indemnify the Purchaser for any amounts by which such group insurance and S.U.B. benefits plus the St. Louis Rationalization Costs exceed $7.8 million.

                  (f) Excluded Assets. The Assets shall exclude the following assets owned by the Seller (the "Excluded Assets"):

                  (i) all cash, cash equivalents and bank accounts pertaining to the Business at the Closing Date;

                  (ii) all assets that are used by the Seller both in the conduct of the Business and in other operations of the Seller, only as set forth in Schedule 2.01(f);

                  (iii) all assets not used by or held for use by the Business as it is currently being conducted, including all such assets located at closed facilities of the Business;

                  (iv)   all long-term notes receivable of the Business;

                  (v) any Tax refund arising out of the Business for any period or portion thereof ending on or before the Closing Date;

                  (vi) all insurance policies of the Seller pertaining to the Business (including proceeds under such policies from claims incurred prior to the Closing);

                  (vii) the Seller's container supply contracts with the San Tomo Group;

                  (viii) the "American National Can" name and all related trademarks, tradenames and logos;

                  (ix) the Seller's development agreement, dated March 31, 1978, with Chemplex Company (now known as Quantum);

                  (x) the Seller's Contract of Sale, dated May 12, 1978, with Exxon Chemical Company U.S.A.; and

                  (xi) all rights of the Seller under this Agreement and the Ancillary Agreements.

                  (g) In the event that due to circumstances beyond the control of the Seller and the Purchaser, the Seller is unable, at the Closing, to convey to the Purchaser all of the Assets (other than the St. Louis Assets) in accordance with this Agreement, the Seller and the Purchaser agree that such Assets (including related trade working capital) which the Seller is unable so to convey shall be Excluded Assets and the Cash Amount shall be reduced by the amount allocated to such Assets (other than trade working capital) in accordance with Exhibit 2.03(b); provided, however, that if the aggregate amount allocated to such Assets (other than trade working capital) exceeds $17.5 million, then the Seller and the Purchaser shall not be required to treat such Assets (and the related trade working capital) as Excluded Assets. In the event that Assets (and the related trade working capital) are treated as Excluded Assets pursuant to this Section 2.01(g), the Seller and the Purchaser agree to negotiate in good faith such amendments to this Agreement as may be appropriate in order to carry out the intent of the parties in treating such Assets (and the related working capital) as Excluded Assets. Such amendments may include, but not be limited to,
(i) amendments necessary to exclude from the Assumed Liabilities the Liabilities that relate to the Assets being treated as Excluded Assets pursuant to this
Section 2.01(g) and (ii) amendments to Article VI necessary to reflect the employee matters related to this Section 2.01(g).

                  (h) Following the Closing, until December 31, 1997, the Purchaser agrees to sell to the Seller all steel required by the Seller for the operation of the assets that are Excluded Assets by virtue of Section 2.01(g). The Purchaser shall sell such steel to the Seller at the Purchaser's cost and on terms representative of those of the Purchaser. This Section 2.01(h) may be terminated by the Seller at any time upon not less than 90 days' written notice to the Purchaser and may be extended by the Seller for a period of up to one year. This Section 2.01(h) shall not be assignable by the Seller.

                  SECTION 2.02.  Assumption  and  Exclusion of Liabilities.  (a)
On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Purchaser shall, on the Closing Date, assume and shall, thereafter, pay, perform and discharge when due the Liabilities of the Seller as at the Closing Date set forth in Schedule 2.02(a) (the "Closing Date Assumed Liabilities").

                  (b) Except for the Closing Date Assumed Liabilities to be assumed by the Purchaser on the Closing Date, the Seller shall, subject to
Section 2.01(e), retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all other Liabilities of the Seller arising out of or relating to the Business as of the Closing Date (the "Excluded Liabilities").

                  SECTION 2.03.  Purchase  Price;  Allocation of Purchase Price.
(a) In addition to the assumption by the Purchaser of the Assumed Liabilities, subject to the adjustments set forth in Section 2.08 hereof, the aggregate purchase price for the Assets (the "Purchase Price") shall be (i) $186 million (the "Cash Amount") plus (ii) the Adjusted Working Capital as shown on the Estimated Closing Balance Sheet.

                  (b) The Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date in accordance with Exhibit 2.03(b). Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation ss. 1.1060-IT(f) and as agreed to by the Purchaser and the Seller. For all Tax purposes the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under
Exhibit 2.03(b), and that neither of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation or otherwise. Each of the Seller and the Purchaser agrees to cooperate with each other in preparing Form 8594 for filing by each and to furnish the other with a copy of such Form prepared in draft within a reasonable period before its filing due date.

                  SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Transferred Assets, the assumption of the Closing Date Assumed Liabilities and the transactions contemplated by Sections 2.01(b), 2.01(c) and 2.01(d) shall take place at a closing (the "Closing") at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m., local time, on the Business Day following the later to occur of (a) June 30, 1995 and (b) the fifth Business Day following the later to occur of (i) the expiration or termination of all applicable waiting periods under the HSR Act and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VIII, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree (the day on which the Closing takes place being the "Closing Date").

                  SECTION  2.05.  Closing  Deliveries  by   the  Seller.  At the
Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) the Bill of Sale, the Deeds and such other endorsements, certificates of title, assignments and other good and sufficient instruments of conveyance and transfer as may be reasonably requested by the Purchaser in order to vest in the Purchaser good, valid and, in the case of Owned Real Property, insurable, title to the Transferred Assets in accordance herewith;

                  (b)  stock   certificates   evidencing   all  of  the  Shares,
         accompanied by stock powers duly executed in blank by the Seller and with all required stock transfer tax stamps affixed;

                  (c)      an executed counterpart of the Assumption Agreement;

                  (d)      an executed counterpart of the License Agreement;

                  (e)      an executed counterpart of the San Leandro Lease;

                  (f) a receipt for the Purchase Price less the St. Louis Payment; and

                  (g) the certificates and other documents required to be delivered pursuant to Section 8.02.

                  SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

                  (a) the Purchase Price less the St. Louis Payment in cash by wire transfer in immediately available funds to an account designated in writing by the Seller to the Purchaser at least two Business Days prior to the Closing Date;

                  (b)      an executed counterpart of the Assumption Agreement;

                  (c)      an executed counterpart of the License Agreement;

                  (d)      an executed counterpart of the San Leandro Lease; and

                  (e) the certificates and other documents required to be delivered pursuant to Section 8.01.

                  SECTION 2.07. St. Louis Closing. (a) At the St. Louis Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (i)      such   instruments   of   conveyance,   transfer  and
         assignment as may be reasonably requested by the Purchaser in order to vest in the Purchaser good and valid title to the St. Louis Assets;

                  (ii) an executed counterpart of the St. Louis Facility Lease, or an assignment of the St. Louis Facility Lease, as the case may be;

                  (iii) an executed counterpart of an assumption agreement pursuant to which the Purchaser shall assume the St. Louis Benefit Liabilities; and

                  (iv) a receipt for the St. Louis Payment plus the St. Louis Rationalization Costs (including the actuarial present value of the pension plan curtailment costs).

                  (b) At the St. Louis Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

                  (i) the St. Louis Payment plus the St. Louis Rationalization Costs (including the actuarial present value of the pension plan curtailment costs) in cash by wire transfer in immediately available funds to an account designated in writing by the Seller to the Purchaser at least two Business Days prior to the St. Louis Closing Date;

                  (ii) an executed counterpart of the St. Louis Facility Lease, or an assignment of the St. Louis Facility Lease, as the case may be; and

                  (iii) an executed counterpart of an assumption agreement pursuant to which the Purchaser shall assume the St. Louis Benefit Liabilities.

                  SECTION 2.08. Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 2.08:

                  (a) Closing Balance Sheet. As promptly as practicable, but in any event within forty-five calendar days following the Closing Date, the Seller shall deliver to the Purchaser the Closing Balance Sheet, together with the report thereon of the Seller's Accountants, stating that the Closing Balance Sheet fairly presents the financial position of the Business and the Adjusted Working Capital at the Closing Date in conformity with Modified U.S. GAAP applied on a basis consistent with the preparation of the Audited Financial Statements.

                  (b) Cooperation. During the preparation of the Closing Balance Sheet by the Seller and the period of any dispute provided for in Section 2.08(c), the Purchaser shall provide the Seller and the Seller's Accountants reasonable access to the books, records, facilities and employees of the Business, and the Purchaser shall cooperate with the Seller's Accountants, in each case to the extent required by the Seller and the Seller's Accountants in order to prepare the Closing Balance Sheet or to investigate the basis for any such dispute; provided, however, that any such access or investigation shall not unreasonably interfere with the businesses or operations of the Purchaser. In connection with the Purchaser's review of the Closing Balance Sheet, the Purchaser and the Purchaser's Accountants shall be given reasonable access to the books, records, facilities and employees of the Seller, and, if the Purchaser executes a customary hold harmless agreement in respect thereof, to the records and working papers of the Seller's Accountants.

                  (c) Disputes. (i) Subject to clause (ii) of this Section 2.08(c), the Closing Balance Sheet delivered by the Seller to the Purchaser shall be, and shall be deemed to be, final, conclusive and binding on the parties hereto.

                  (ii) The Purchaser may dispute any amounts reflected on the Closing Balance Sheet but only on the basis that the amounts reflected thereon were not arrived at in accordance with Modified U.S. GAAP applied on a basis consistent with the preparation of the Financial Statements; provided, however, that the Purchaser shall have notified the Seller in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within twenty Business Days of the date that the Closing Balance Sheet shall have been given to the Purchaser in accordance with Section 11.02. In the event of such a dispute, the Seller and the Purchaser shall attempt to resolve their differences in good faith and any such resolution by them as to any such disputes shall be final, binding and conclusive on the parties hereto. If any such differences cannot be so resolved within ten Business Days after receipt by the Seller of the Purchaser's written notice of dispute, the Seller and the Purchaser shall submit the items remaining in dispute for resolution to the Seller's Accountants and the Purchaser's Accountants, who shall attempt to reconcile the remaining differences in good faith, and any resolution by them as to any such remaining disputes shall be final, binding and conclusive on the parties hereto. If the Seller's Accountants and the Purchaser's Accountants are unable to resolve all such remaining disputes within twenty Business Days after submission to them of such items remaining in dispute, the Seller and the Purchaser shall submit the items remaining in dispute for resolution to Arthur Andersen LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either Arthur Andersen LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within thirty Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                  (iii) In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                  (d) Purchase Price Adjustment. The Closing Balance Sheet shall be deemed final, binding and conclusive on the parties for the purposes of this Section 2.08 upon the earlier of (A) the failure of the Purchaser to notify the Seller of a dispute within twenty Business Days of the date that the Closing Balance Sheet shall have been given to the Purchaser in accordance with Section 11.02 and (B) the resolution of all disputes in accordance with Section 2.08(c). Within three Business Days of the Closing Balance Sheet being deemed final, a Purchase Price adjustment shall be made as follows:

                           (i) in the event that the  Adjusted  Working  Capital
                  reflected on the Estimated Closing Balance Sheet exceeds the Adjusted Working Capital reflected on the Closing Balance Sheet, then the Purchase Price shall be adjusted downward in an amount equal to such excess, and the Seller shall pay such amount to the Purchaser by wire transfer in immediately available funds; and

                           (ii) in the event that the Adjusted  Working  Capital
                  reflected on the Closing Balance Sheet exceeds the Adjusted Working Capital reflected on the Estimated Closing Balance Sheet, then the Purchase Price shall be adjusted upward in an amount equal to such excess, and the Purchaser shall pay the amount of such excess to the Seller by wire transfer in immediately available funds.

                  (e) Interest Rate. Any payment to be made by the Seller or the Purchaser pursuant to Section 2.08(d) shall bear simple interest from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its prime lending rate (the "Interest Rate") from the Closing Date through the date of such payment.

                  SECTION 2.09. Post-St. Louis Closing Adjustment of Purchase Price. As promptly as practicable following the St. Louis Closing, the Seller shall, in consultation with the Purchaser, calculate the St. Louis Benefit

Liabilities and shall deliver such calculation to the Purchaser. Within five Business Days of the date that such calculation shall have been given to the Purchaser in accordance with Section 11.02, a Purchase Price Adjustment shall be made as follows:

                  (a) In the event that the sum of the Closing Date Benefit Liabilities plus the St. Louis Benefit Liabilities is less than or equal to $25 million and the Closing Date Benefit Liabilities exceed $22.5 million, then the Purchase Price shall be adjusted upward in an amount equal to such excess, and the Purchaser shall pay such amount to the Seller by wire transfer in immediately available funds.

                  (b) In the event that the sum of the Closing Date Benefit Liabilities plus the St. Louis Benefit Liabilities exceeds $25 million (the amount of such excess being the "Adjustment Amount"), then:

                           (i) in the event that the Closing Date Benefit Liabilities are less than $22.5 million, then the Purchase Price shall be adjusted downward in an amount equal to the Adjustment Amount, and the Seller shall pay such amounts to the Purchaser in immediately available funds; or

                           (ii) in the  event  that  the  Closing  Date  Benefit
                  Liabilities exceed $22.5 million (the amount of such excess being the "Closing Excess"), then:

                                    (A) in the event that the Adjustment  Amount
                           exceeds the Closing Excess, the Purchase Price shall be adjusted downward in an amount equal to such excess, and the Seller shall pay such amount to the Purchaser by wire transfer in immediately available funds; and

                                    (B) in the  event  that the  Closing  Excess
                           exceeds the Adjustment Amount, then the Purchase Price shall be adjusted upward in an amount equal to such excess, and the Purchaser shall pay such amount to the Seller by wire transfer in immediately available funds.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller represents and warrants to the Purchaser as follows:

                  SECTION 3.01. Incorporation and Authority of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the

State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is qualified as a foreign corporation and is in good standing in the jurisdictions listed in Section 3.01 of the Disclosure Schedule which are the only jurisdictions where the nature of the Business and the Assets require such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action, including, without limitation, all necessary shareholder action. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and, upon its execution each Ancillary Agreement will constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                  SECTION 3.02. No Conflict. Assuming (i) that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained, (ii) that all filings and notifications listed in Section 3.03 of the Disclosure Schedule have been made and (iii) that all material consents, authorizations and other actions of any third parties required to conduct the Business have been obtained prior to the Closing, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws of the Seller, (b) except as would not prevent the Seller from performing in all material respects its obligations hereunder and under the Ancillary Agreements, conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Seller, the Business, any of the Assets or any of the Assumed Liabilities or (c) except as would not prevent the Seller from performing in all material respects its obligations hereunder and under the Ancillary Agreements or as described in Section 3.02 of the Disclosure Schedule, violate or conflict with, or result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to any of the Assets or the Assumed Liabilities or by which any of such Assets or the Assumed Liabilities is bound or affected.

                  SECTION 3.03. Consents and Approvals. (a) The execution and delivery of this Agreement and the Ancillary Agreements by the Seller do not, and the performance by

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                                       19

the Seller of its obligations under this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (i) as described in Section 3.03(a) of the Disclosure Schedule, (ii) the notification requirements of the HSR Act, (iii) the approval of the French Ministry for Finance and Economic Affairs (the "French Government Approval"), (iv) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Seller from performing in all material respects its obligations under this Agreement and the Ancillary Agreements and (v) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by the Seller do not, and the performance by the Seller of its obligations under this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not, require any third party consents, approvals, authorizations, notices or actions on the part of the Seller, except (i) as described in Section 3.03(b) of the Disclosure Schedule or (ii) where failure to obtain such consents, approvals, authorizations or actions would not prevent the Seller from performing any of its material obligations under this Agreement and the Ancillary Agreements. The Seller and the Purchaser shall cooperate with each other in obtaining each of such third party consents, approvals, authorizations or actions on reasonable terms and conditions to the Purchaser; provided, however, that neither the Purchaser nor the Seller shall be obligated to make any payments to third parties in order to obtain such consents, approvals, authorizations or actions.

                  SECTION 3.04. Financial Statements. (a) Attached as Section 3.04(a) of the Disclosure Schedule are: (i) the unaudited balance sheet of the Business as at March 31, 1995, and the related income statement and cash flow statement of the Business for the 3-month period then ended (the "Interim Financial Statements"), (ii) the audited balance sheet of the Business as at December 31, 1994 and the related audited income statement and cash flow statement of the Business for the year then ended (the "Audited Financial Statements") and (iii) the unaudited balance sheets of the Business as at December 31, 1993 and 1992 and the related income statements and cash flow statements of the Business for the years then ended (the "Unaudited Financial Statements"; the Interim Financial Statements, the Audited Financial Statements and the Unaudited Financial Statements being, collectively, the "Financial Statements"). The Financial Statements and the Estimated Closing Balance Sheet
(i) were or will be, as the case may be, prepared in accordance with the books of account and other financial records of the Business, (ii) except as disclosed in Section 3.04(a) of the Disclosure Schedule, have been or will be, as the case may be, prepared in accordance with Modified U.S. GAAP applied on a basis consistent with the past practices of the Seller, (iii) present or will present, as the case may be, fairly in all material respects the net assets and results of operations, as the case may be, of the Business as of the dates thereof or for the periods covered thereby and (iv) include or will include, as the case may be, all adjustments that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof for the periods covered thereby except, in the case of the Interim Financial Statements, for normally recurring year-end adjustments.

                  (b) Except as set forth in Section 3.04(b) of the Disclosure Schedule, there are no Liabilities of or relating to the Business that would be required by Modified U.S. GAAP applied on a basis consistent with the past practices of the Seller to be reflected or reserved against in the Estimated Closing Balance Sheet or the Financial Statements except (i) such Liabilities as are reflected or reserved against in the Estimated Closing Balance Sheet or the Financial Statements or disclosed therein and (ii) such Liabilities as are incurred after the date hereof, in the ordinary course of business for normal trade or business obligations.

                  SECTION 3.05. Litigation. Except as set forth in Section 3.05 of the Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller relating to the Business or any of the Assets or Assumed Liabilities before any court, arbitrator or administrative, governmental or regulatory authority or body that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect or would prevent the Seller from performing in all material respects its obligations hereunder and under the Ancillary
Agreements. Except as set forth in Section 3.05 of the Disclosure Schedule, neither the Business nor any of the Assets or Assumed Liabilities is subject to any order, writ, judgment, injunction, decree, determination or award of any court or other governmental body which, either individually, or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.06. Permits and Licenses; Compliance with Laws. (a) Except as disclosed in Sections 3.03 or 3.06 of the Disclosure Schedule and except as would not have a Material Adverse Effect either individually or in the aggregate, (i) the Seller has or has accomplished all things necessary to obtain or make all permits, licenses, approvals, authorizations, registrations, qualifications and filings with and under all Federal, state, local and foreign laws, authorities and agencies, including non-governmental self-regulatory organizations, that are required to enable the Seller to carry on the Business as currently conducted (collectively, the "Required Permits"), (ii) all such Required Permits are in full force and effect and no suspension, in whole or in part, of any of the Required Permits is, to the knowledge of the Seller, threatened. As of the Closing, all such Required Permits shall be transferred to the Purchaser, to the extent such Required Permits are transferable.

                  (b) The Seller is not in violation of any law, rule, regulation, order, judgment or decree applicable to the Seller or by which the Business, any of the Assets or any of the Assumed Liabilities is bound or affected (including, without limitation, any building, zoning, health, safety or fire law applicable to any of the Property), except (i) as set forth in Section 3.06 of the Disclosure Schedule and (ii) for violations which do not relate to the Business or which would not, either individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.07. Conduct in the Ordinary Course; Absence of Changes or Events. Since December 31, 1994, except as disclosed in Section 3.07 of the Disclosure Schedule, (a) the Business has been conducted in the ordinary course and consistent with prior practice and (b) there have been no changes in, or events relating to, the Business that, individually or in the aggregate, have had a Material Adverse Effect. Without limiting the foregoing, except as disclosed in Section 3.07 of the Disclosure Schedule, and except in the ordinary course of business and consistent with prior practice, since December 31, 1994 there has not been incurred, nor has there occurred:

                  (i) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

                  (ii) any sale, transfer, pledge or other disposition of any tangible or intangible assets of the Business (except sales of inventory in the ordinary course of business consistent with prior practice) having an aggregate book value of $100,000 or more;

                  (iii) any change in the accounting methods, procedures or practices followed by the Seller with respect to the Business;

                  (iv) any obligation, liability or indebtedness (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred by the Seller with respect to the Business to any person or entity other than in the ordinary course of business and consistent with prior practice;

                  (v) any material change in policies, operations or practices with respect to business operations followed by the Seller with respect to the Business, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Business concerning the employees of the Business;

                  (vi) any capital appropriation or expenditure or commitment therefor on behalf of the Seller with respect to the Business in excess of $100,000 individually, or $500,000 in the aggregate;

                  (vii) any general uniform increase in the compensation of the Business Employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, defined compensation or other plan or commitment) except as required by law or any collective bargaining agreement;

                  (viii) any   liabilities   incurred  for  any  severance  or
         termination pay or similar payment with respect to any employees of the Business;

                  (ix) any sales contracts or commitments which will be in excess of the capacity of the Business in the ordinary course as of the date of the Closing;

                  (x) any purchase contracts or commitments in excess of the requirements of the Business in the ordinary course;

                  (xi) any material change in the manner or timing of the payment of payables of the Seller relating to the Business;

                  (xii) any termination, cancellation or material amendment or waiver of any Material Contract; or

                  (xiii) any agreement, whether in writing or otherwise, by the Seller to take or do any of the actions enumerated in this Section 3.07.

                  SECTION 3.08. Material Contracts. (a) Section 3.08(a) of the Disclosure Schedule lists all material contracts and agreements of the Seller pertaining directly to the Business or included in the Assets or the Assumed Liabilities, including the following (the "Material Contracts"):

                  (i) purchase orders or contracts involving the expenditure of more than $1,000,000 in any instance for the purchase of materials, supplies, equipment or services or which are not cancelable within thirty (30) days without penalty;

                  (ii) contracts which have a term in excess of one (1) year and involve the expenditure of more than $1,000,000;

                  (iii) contracts and agreements relating to the leasing (as lessor or lessee) or to the conditional purchase or sale by the Seller of any property, real, personal or mixed;

                  (iv)   contracts,   commitments  and  arrangements   with  any
         governmental body, agency or authority;

                  (v) indentures, mortgages, deeds of trust, promissory notes, loan agreements, capital leases, security agreements or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets, or which otherwise evidence indebtedness of the Seller relating to the Business or which create an Encumbrance or any of the Assets;

                  (vi) guarantees of the obligations of a third party or agreements to indemnify third parties;

                  (vii) agreements which restrict the Seller from doing business with any other person or entity in any geographic area or from producing or selling any product;

                  (viii) contracts or agreements with any Affiliate of the Seller;

                  (ix)   distributor,   dealer,  sales,  agency,  manufacturer's
         representative, franchise or similar agreements or any other contract relating to the payment of a commission; and

                  (x) any agreement, arrangement, commitment or understanding for the sale of any of the Assets, outside the ordinary course of business.

True and complete copies of all written Material Contracts and written summaries of all oral Material Contracts described or required to be described in Section 3.08(a) of the Disclosure Schedule have been made available to the Purchaser.

                  (b) Except as disclosed in Section 3.08(b) of the Disclosure Schedule, each Material Contract (i) is, to the Seller's knowledge, valid and binding and in full force and effect and (ii) will continue in full force and effect upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.03(a) or Section 3.03(b) of the Disclosure Schedule are not obtained. To the Seller's knowledge, the Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof under all Material Contracts, and is not in default or alleged to be in default, in either case, in any material respect, under any Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the Seller's knowledge, no other party to any Material Contract is in default in any material respect of any of its obligations thereunder.

                  SECTION 3.09. Employee Matters. (a) Section 3.09(a) of the Disclosure Schedule lists (i) all employee benefit plans as defined in Section 3(3) of ERISA, (ii) all bonus, stock option, stock purchase, restricted stock and incentive plans, fringe benefit plans, deferred compensation and retirement programs or arrangements, and (iii) all employment, severance or compensation agreements, as each of the foregoing were entered into, maintained, or contributed to, by the Seller, or any of its Affiliates for, or with respect to, any of the Business Employees (collectively, the "Plans). Each Plan is in writing and the Seller has made available to the Purchaser a complete and accurate copy of each Plan document or agreement and, if applicable, the summary plan description for each Plan, any summary of material modifications for each Plan and the most recently received IRS determination letter for each such Plan, where applicable.

                  (b) Except as disclosed in Section 3.09(b) of the Disclosure Schedule, none of the Plans is a multiemployer plan, within the meaning of
Section 3(37) or 4001(a)(3) of ERISA or is otherwise subject to Title IV ERISA (a "Multiemployer Plan").

                  (c) Each Plan that is an employee welfare benefit plan complies and has complied with the continuation coverage ("COBRA") requirements of Section 4980B of the Code to the extent such Section is applicable to such Plan. Except as set forth in Section 3.09(c) of the Disclosure Schedule, no Plan that is an employee welfare benefit plan provides medical or other welfare benefits to retired or former employees of the Seller relating to the Business (other than COBRA continuation coverage, where applicable).

                  (d) All contributions and insurance premiums required to be paid with respect to any Plan as of the Closing Date have been paid.

                  (e) To the knowledge of the Seller, each Plan has been administered, maintained and operated in substantial compliance with its terms and the requirements of applicable law, except where a failure to do so would not have, either individually or in the aggregate, a Material Adverse Effect. No legal action, suit or claim is pending or, to the knowledge of the Seller, threatened, with respect to any Plan (other than claims for benefits in the ordinary course), and to the knowledge of the Seller, no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim, except in each case, where such action, suit or claim would not have, either individually or in the aggregate, a Material Adverse Effect.

                  SECTION 3.10. Environmental Matters. (a) Except as disclosed in Section 3.10(a) of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (i) the Seller is and, to the best of the Seller's knowledge, has been operating the Business and the Property in compliance with all applicable Environmental Laws, except for such non-compliance as has been cured;

                  (ii) the Seller has obtained, to the best of its knowledge, all Environmental Permits required for the Business or for the ownership, use and operation of any of the Property; all such Environmental Permits are in effect; no appeal nor any other action is pending to revoke any such Environmental Permit; and the Seller, with respect to the Business, is and has been, to the best of its knowledge, in compliance with the requirements of such Environmental Permits, except for such non-compliance as has been cured;

                  (iii) such Environmental Permits are transferable to the Purchaser without the consent of any Governmental Authority;

                  (iv)    there  are  no   underground   storage  tanks  at  the
         Property; and there are no aboveground storage tanks, surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed (as defined in 40 C.F.R. Part 264) on any of the Property in violation of any Environmental Laws;

                  (v) there is no asbestos or asbestos-containing material or any equipment using PCBs on any of the Property in violation of applicable Environmental Laws;

                   (vi) the Seller has not and, to the knowledge of the Seller, no other person has released, discharged or disposed of Hazardous Materials on, beneath or adjacent to any of the Property in any manner or quantity that requires investigation, assessment, monitoring, removal or remedial action under currently applicable Environmental Laws;

                  (vii) the Seller is not undertaking, and has not within the past three years completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Materials at any of the Property either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

                  (viii)  there  are no  pending  or,  to the  knowledge  of the
         Seller, threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any release, threatened release, discharge, disposal, remediation, removal or cleanup of Hazardous Materials with respect to the Business or the Property; and

                  (ix) the Seller can maintain present production levels in compliance with applicable Environmental Laws without any material modification of its Environmental Permits or obtaining any additional Environmental Permits.

                  (b) The Seller has provided the Purchaser with copies of or access to any environmental reports, studies or analyses in its possession or under its control relating to the Property or the operations of the Business.

                  (c) Except as disclosed in Section 3.10(c) of the Disclosure Schedule, to the knowledge of the Seller (other than the plant managers referred to in Section 3.10(e)), no employee of the Seller in connection with the Business, and to the knowledge of such plant managers, since 1985, no such employee, has in the course of his or her employment with the Seller been exposed to any Hazardous Materials which has given rise to any claim against the Seller, other than claims that have been settled or resolved.

                  (d) To the knowledge of the Seller, neither the execution and delivery, nor the consummation of the transactions contemplated hereby, will require any notice, environmental audit or other action by the Seller or the Purchaser pursuant to any applicable Environmental Law.

                  (e) As used in this Section 3.10, the "knowledge" of the Seller means the actual knowledge of Walter T. Stelzel, Senior Executive Vice President, H. Arvid Johnson, Senior Vice President and General Counsel, Guy Chardon, Senior Vice President, Joseph Moran, Environmental Counsel, Ronald Pollen, Vice President, and the plant managers at each plant of the Business.

                  SECTION 3.11. Intellectual Property. Section 3.11 of the Disclosure Schedule sets forth a true and complete list and a brief description of all patents, patent applications, trademarks, trade names, service marks and other intellectual property, including all applications for any of the foregoing (the "Intellectual Property") of the Seller, whether owned or used by, or licensed to, the Seller and pertaining to the Business. Except as disclosed in
Section 3.11 of the Disclosure Schedule, (i) to the Seller's knowledge, the rights of the Seller in or to such Intellectual Property do not conflict with or infringe on the rights of any other person, and the Seller has not received any claim or notice from any person to such effect and (ii) the Seller owns, is licensed or otherwise has the right to use all such Intellectual Property. Except as set forth in Section 3.11 of the Disclosure Schedule, the Seller is not a party to any license or similar agreement with respect to any of such Intellectual Property.

                  SECTION 3.12. Assets. (a) The Seller owns, leases or has the legal right to use all the Assets and the Seller has good title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of Encumbrances, except (i) as disclosed in
Section 3.12 of the Disclosure Schedule and (ii) Permitted Encumbrances.

                  (b) The Assets, the San Leandro Lease and the St. Louis Facility constitute all the properties, assets or rights necessary for the operation of the Business as it is currently being conducted. The Assets are in normal operating condition and repair, ordinary wear and tear excepted, and are in the exclusive possession of the Seller.

                  SECTION 3.13. Real Property. (a) Section 3.13 of the Disclosure Schedule lists all of the Owned Real Property and the Leases. Each parcel of Owned Real Property is owned by the Seller in fee simple (or its equivalent under local law), free and clear of all Encumbrances, except: (a) as disclosed in Section 3.13 of the Disclosure Schedule; (b) liens for Taxes and assessments not yet payable; (c) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith; (d) imperfections of title, the existence of which, individually and in the aggregate, do not have a Material Adverse Effect and which do not interfere in any material manner, either individually or in the aggregate, with the operation of the Business at such location; (e) inchoate mechanic's and materialmen's liens for construction in progress to the extent such liens arise from Assumed Liabilities; and (f) workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of the Business to the extent such liens arise from Assumed Liabilities (the Encumbrances described in clauses (a) through (f) being, collectively, "Permitted Encumbrances").

                  (b) No easement or restriction of record on any Leased Real Property has, to the date on which this Agreement is made, had an adverse effect in any material respect on the operation of the Business as operated at such location.

                  SECTION 3.14. Insurance. All material properties and risks of the Seller in respect of the Business are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar (including, without limitation, in size) to the Business.

                  SECTION 3.15.  Labor  Matters.  Except as set forth in Section
3.15 of the Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of the Seller, threatened, between the Seller and any Business Employees, which controversies, either individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect; (b) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to Business Employees; (c) there are no grievances outstanding against the Seller under any such agreement or contract which are reasonably likely to have a Material Adverse Effect either individually or in the aggregate; (d) there are no unfair labor practice complaints pending or, to the knowledge of the Seller, threatened against the Seller before the National Labor Relations Board which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; (e) the Seller has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Seller relating to the Business; (f) no collective bargaining agreement is currently being negotiated by the Seller with respect to any employees of the Business; (g) there are no union organizational drives in progress and there has been no formal or informal request to the Seller for collective bargaining or for an employee election from any union or from the National Labor Relations Board with respect to any employees of the Business; (h) no union representation or jurisdictional dispute or question exists respecting any employees of the Business; and (i) the Seller is not materially delinquent in the payment to or on behalf of any past or present employees of the Business of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation.

                  SECTION 3.16. Taxes. (a) Other than as disclosed in Section 3.16(a) of the Disclosure Schedule, the Seller has timely filed all material returns required to be filed with respect to Taxes. All such returns are, in all material respects, true, correct and complete and all Taxes shown thereon as due have been paid. Other than as disclosed in Section 3.16(a) of the Disclosure Schedule, all other Taxes payable by, or due from, the Seller in respect of the Business for all periods prior to the date hereof have been fully paid or adequately reserved for by the Seller or, with respect to Taxes required to be accrued, the Seller has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Seller.

                  (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, the Seller has not received from any governmental or regulatory authority any written notice of a material proposed adjustment, deficiency or underpayment of any Taxes pertaining to the Assets or the Business, which notice has not been satisfied by payment or been withdrawn.

                  SECTION 3.17. Lockboxes; Safe Deposit Boxes; Powers of Attorney. Section 3.17 of the Disclosure Schedule is a true and complete list of
(a) the location of all lockboxes and safe deposit boxes of the Seller pertaining to the Business and the names of all persons authorized to draw thereon or have access thereto and (b) the names of all persons, if any, holding powers of attorney from the Seller pertaining to the Business.

                  SECTION 3.18. Certain Transactions. With respect to the Business, except as disclosed in Section 3.18 of the Disclosure Schedule, there are no transactions between the Seller and any Affiliates of the Seller or any directors, officers or salaried employees of the Seller, or the family members of such directors, officers or salaried employees, or any Affiliates of such directors, officers or salaried employees (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, such Affiliates, or any such officer, director or salaried employee, or family member, or any corporation, partnership, trust or other entity in which such Affiliate, family member, officer, director or salaried employee has a substantial interest or is an officer, director, trustee or partner.

                  SECTION 3.19. Suppliers and Customers. The Seller is not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers or suppliers relating to the Business. Section 3.19 of the

Disclosure Schedule contains, with respect to the year ended December 31, 1994, a true and complete list of (i) the twenty-five (25) largest customers (in dollar volume) of the Business and (ii) the twenty-five (25) largest suppliers (in dollar volume) to the Business. Except as disclosed in Section 3.19 of the Disclosure Schedule, to the knowledge of the Seller, (a) no such supplier or customer has threatened to terminate any of their respective relationships with the Seller, and (b) as of the date of this Agreement, no such customer or supplier with a written contract with the Seller that expires more than one year after the date of this Agreement has threatened to modify in any material respect such contract.

                  SECTION 3.20. The Subsidiary. As of the Closing, the Subsidiary will be a corporation duly organized, validly existing and in good standing under the laws of the State of California. As of the Closing, the Subsidiary will have all requisite corporate power to own or lease and to operate its properties, and to carry on the portion of the Business conducted by it and will be duly qualified or licensed to do business as a foreign corporation in good standing in the State of Washington. The Subsidiary will be incorporated by the Seller as close to the Closing Date as practicable and will carry on no activities and incur no obligations or liabilities of any kind whatsoever prior to the Closing. As of the Closing: (a) all the Shares will have been validly issued and be fully paid and non-assessable; (b) the Seller will own all of the Shares beneficially and of record, free and clear of adverse claims and Encumbrance or other restrictions; and (c) there will be no outstanding securities convertible into or exchangeable or exercisable for any shares or the capital stock or any other securities of the Subsidiary, nor will the Subsidiary have outstanding any rights to subscribe for or to purchase, or any options to purchase, or any agreements providing for the issuance of, any shares of its capital stock, any securities convertible into or exchangeable or exercisable for any shares of its capital stock or any other securities. Prior to the Closing, the Seller will make available to the Purchaser complete and correct copies of the Articles of Incorporation and the Bylaws of the Subsidiary.

                  SECTION 3.21. Brokers. Except for Lazard Freres & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the payment of the fees and expenses of Lazard Freres & Co. LLC.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller as follows:

                  SECTION 4.01. Incorporation and Authority of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Assumption Agreement, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Purchaser of the transactions contemplated hereby and thereby and the performance by the Purchaser of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action, including, without limitation, all necessary shareholder action. This Agreement has been, and the Assumption Agreement will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and the Assumption Agreement, upon its execution by the Purchaser, will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  SECTION 4.02. No Conflict. Except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Assumption Agreement by the Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Purchaser, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, or (c) except as set forth in Schedule 4.02 hereto, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to any assets or properties to which the Purchaser or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, which would prevent the Purchaser from consummating the transactions contemplated by this Agreement and the Assumption Agreement.

                  SECTION 4.03. Absence of Litigation. There are no claims, actions, proceedings or investigations pending which seek to delay or prevent the consummation of the transactions contemplated hereby or by the Assumption Agreement or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby or by the Assumption Agreement.

                  SECTION 4.04. Governmental Consents and Approvals. The execution and delivery of this Agreement and the Assumption Agreement by the Purchaser do not, and the performance by the Purchaser of its obligations under this Agreement and the Assumption Agreement and the consummation of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as set forth in Schedule
4.04 hereto, (b) the notification requirements of the HSR Act, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement or the Assumption Agreement, as the case may be, and (d) as may be necessary as a result of any facts or circumstances relating solely to the Seller.

                  SECTION 4.05. Financing. The Purchaser has delivered to the Seller a true and complete copy of a commitment letter dated June 2, 1995 from Bankers Trust Company and Bank of America National Trust and Savings Association with respect to certain financing proposed to be provided to the Purchaser to enable the Purchaser to consummate the transactions contemplated by this Agreement. To the knowledge of the Purchaser, there is no reason to believe that the financing contemplated by such commitment letter will not be completed. Other than the financing contemplated by such commitment letter, the Purchaser does not need to obtain any further financing to consummate the transactions contemplated by this Agreement.

                  SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                  SECTION  5.01.  Conduct of the Business  Prior to the Closing.
(a) The Seller covenants and agrees that, between the date hereof and the Closing Date, it shall not conduct the Business other than in the ordinary course and consistent with its prior practice except (i) for such actions as contemplated by this Agreement and (ii) as described in Section 5.01(a) of the Disclosure Schedule.

                  (b) The Seller covenants and agrees that, except for the actions contemplated by this Agreement, without the prior written consent of the Purchaser, it will not, prior to the Closing, (i) materially change its accounting methods, principles or practices used in respect of the Business,
(ii) revalue any of the Assets, including, without limitation, writing off Receivables, other than in the ordinary course of business, (iii) establish or materially increase the benefits payable under any Plan or establish any new bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan for Business Employees, or otherwise increase the compensation payable or to become payable to any officers or key employees of the Seller who are Business Employees, except in the ordinary course of business consistent with past practice or as may be required by law or applicable collective bargaining agreements or (iv) enter into any employment or severance agreement with any Business Employees.

                  (c) The Seller covenants and agrees that, prior to the Closing, it will use its reasonable efforts to preserve substantially intact the business organization of the Business, to keep available to the Purchaser the services of the Business Employees and to preserve the current relationships of the Seller with the customers and suppliers of, and other persons which have significant business relationships with, the Business (but the Seller shall have no liability to the Purchaser for the failure to keep the services of any Business Employees who voluntarily resign from employment with the Seller).

                  (d) The Seller covenants and agrees that prior to the Closing it will, in the ordinary course of business consistent with prior practice, (i) comply in all material respects with all applicable laws, rules and regulations,
(ii) maintain its insurance coverages, (iii) pay all material Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against, (iv) pay all accounts payable and other Liabilities when due, and (v) maintain the property, plant and equipment included in the Assets in normal operating condition in accordance with the Seller's prior practices taking into account the age of such property, plant and equipment.

                  SECTION 5.02. Investigation. (a) Without limiting the rights of the Purchaser hereunder, the Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Assets, the Assumed Liabilities and the Business, (ii) has been furnished with or given adequate access to such information about the Assets, the Assumed Liabilities and the Business. The Purchaser acknowledges and agrees that it will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers or representatives, or hold the Seller or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than, with respect to the Seller, the Assets, the Assumed Liabilities and the Business, the representations and warranties contained in this Agreement) furnished by the Seller or such persons concerning the Seller, the Assets, the Assumed Liabilities and the Business.

                  (b) In connection with the Purchaser's investigation of the Assets, the Assumed Liabilities and the Business, the Purchaser has received from the Seller certain estimates, projections and other forecasts for the Assets, the Assumed Liabilities and the Business, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against the Seller or any of its Affiliates or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers or representatives, or hold the Seller or any such persons liable with respect thereto. Accordingly, the Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.02(b).

                  SECTION 5.03. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall, and shall cause each of its officers, directors, employees, auditors and agents, subject to
Section 5.05, (i) to afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of the Seller which relate to the Business, the Assets or the Assumed Liabilities and (ii) to furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Assets, the Assumed Liabilities and the Business as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller or any of its Affiliates or subsidiaries; and provided further, however, that the auditors of the Seller shall not be obliged to make available any work papers to any person who has not executed a customary hold harmless agreement in respect thereof.

                  (b) In order to facilitate the resolution of any claims made by or against or incurred by the Seller, after the Closing, upon reasonable notice, the Purchaser shall (i) afford the officers, employees and authorized agents and representatives of the Seller reasonable access, during normal business hours, to the offices, properties, books and records of the Purchaser with respect to the Assets, the Assumed Liabilities and the Business, (ii) furnish to the officers, employees and authorized agents and representatives of the Seller such additional financial and other information in the possession of the Purchaser regarding the Assets, the Assumed Liabilities and the Business as the Seller may from time to time reasonably request and (iii) make reasonably available to the Seller the employees of the Purchaser whose assistance, testimony or presence is necessary to assist the Seller in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Purchaser or any of its Affiliates or subsidiaries.

                  (c) Notwithstanding the foregoing, the Seller shall not be required, prior to the Closing, to disclose, or cause the disclosure of, to the officers, employees or authorized agents or representatives of the Purchaser (or provide access to any offices, properties, books or records of the Seller or any of its subsidiaries or Affiliates that could result in the disclosure to such persons or others of) any confidential information relating to trade secrets, processes or patent or trademark applications, product development and marketing plans or customer and product margins, nor shall the Seller be required to permit or cause others to permit the officers, employees or authorized agents or representatives of the Purchaser to copy or remove from the offices or properties of the Seller or such subsidiary or Affiliate any documents, drawings or other materials that might reveal any such confidential information or to photograph or sketch any part of the assets or properties of the Seller or of such subsidiary or Affiliate.

                  SECTION 5.04. Books and Records. (a) The Purchaser agrees that it shall preserve and keep all books and records included in the Assets and relating to the Assets and the Business in the Purchaser's possession for a period of at least eight years from the Closing Date. The Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select at the expiration of such period.

                  (b) If, in order properly to prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that either party hereto or any successors be furnished with additional information relating to the Assets, the Assumed Liabilities or the Business, and such information is in the possession of the other party hereto, such party agrees to use its best efforts to furnish such information to such other party, at the cost and expense of the party being furnished such information.

                  SECTION 5.05. Confidentiality. The terms of the letter agreement dated May 11, 1994 between the Seller and the Purchaser as amended and supplemental by the Information Sharing and Joint Defense Agreement, dated June 9, 1994, and by the Confidentiality and Joint Defense Agreement, dated May 9, 1995 (collectively, the "Confidentiality Agreement"), are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under such Confidentiality Agreement shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the ANC Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in respect of all ANC Evaluation Material.

                  SECTION 5.06. Regulatory and Other  Authorizations;  Consents.
(a) Each party hereto will use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and local regulatory bodies and officials and third parties that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten Business Days of the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

                  (b) Without limiting the generality of the Purchaser's undertakings pursuant to Section 5.06(a), the Purchaser shall:

                  (i) use its reasonable best efforts to enter promptly into negotiations, provide information or make proposals in response to any concerns on the part of any governmental authority with jurisdiction over the enforcement of any applicable antitrust laws ("Government Antitrust Authority") regarding the legality under any antitrust law of the Purchaser's acquisition of the Business, the Assets and the Assumed Liabilities;

                  (ii) subject to Section 10.01, use its reasonable best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by any Government Antitrust Authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the acquisition of the Business, the Assets or the Assumed Liabilities in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation, including, without limitation, taking the steps contemplated by Section 5.06(b)(i); and

                  (iii) subject to Section 10.01, take promptly, in the event that such an injunction or order has been issued in such a proceeding, any and all reasonable steps, including, without limitation, the appeal thereof, the posting of a bond or the steps contemplated by Section 5.06(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

                  (c) Notwithstanding anything in this Section 5.06 to the contrary, neither the Purchaser nor any of its Affiliates shall be required to agree to any consent decree or order in connection with the objections of any Government Antitrust Authority that would require the Purchaser or any of its Affiliates to sell, license or otherwise dispose of, hold separate or otherwise divest itself of any of the Assets or any of the assets, properties or businesses of the Purchaser or any of the Purchaser's Affiliates.

                  SECTION 5.07. Bulk Transfer Laws. The Purchaser hereby waives compliance with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser. The Seller shall indemnify and hold harmless the Purchaser and its Affiliates, and their respective officers and directors, against any and all liabilities (including Tax liabilities other than sales, transfer and use Tax liabilities) that may be asserted by third parties against the Purchaser as a result of noncompliance with any such bulk transfer law (except for those liabilities assumed by the Purchaser hereunder or in the Assumption Agreement).

                  SECTION 5.08. ISRA. (a) No later than five days after the execution of this Agreement, the Seller shall notify the New Jersey Department of Environmental Protection (the "NJDEP") of this Agreement and the transfer of the Edison, New Jersey plant (the "Edison Plant") contemplated by this Agreement pursuant to the requirements of the New Jersey Industrial Sites Recovery Act ("ISRA"). Prior to the Closing, the Seller shall, at its cost and expense, submit for approval either a negative declaration or proposed remedial action work plan as appropriate under ISRA, enter into a remediation agreement with the NJDEP pursuant to the requirements of ISRA and take such other actions required by NJDEP to comply with ISRA to the extent attributable to conditions at the Edison Plant existing as of the Closing Date. The Seller's obligations pursuant to this Section 5.08 shall terminate upon receipt of a no further action letter or similar final approval from NJDEP ("NJDEP Approval"). The Seller shall promptly provide the Purchaser with true and correct copies of (i) all documents, submissions and correspondence made to the NJDEP and (ii) all written communications, correspondence, reports and directives to or from the NJDEP related to the Seller's ISRA compliance at the Edison Plant in connection with this Agreement.

                  (b) The Purchaser shall cooperate with the Seller in providing documents, reports, correspondence, and other information and shall afford the Seller and its agents access, and if the Edison Plant is subsequently transferred or assigned prior to receipt of the NJDEP Approval, the Purchaser shall use its best efforts to cause the transferee or assignee to afford access, to the Edison Plant and employees of the Purchaser or such transferee or assignee as is reasonably necessary to comply with ISRA, all upon reasonable notice during normal business hours and without unreasonable interference to the operations of the Edison Plant. In the event that the Purchaser ceases operations at the Edison Plant, transfers or assigns the lease relating to the Edison Plant or otherwise triggers ISRA prior to receipt of the NJDEP Approval, the Purchaser shall pay all costs and expenses of investigation and remediation incurred by the Seller under ISRA relating to any areas of concern not otherwise required to be investigated or remediated by the Seller in connection with its obligation to obtain the NJDEP Approval. The Purchaser shall be responsible for compliance with ISRA and all costs associated therewith as a result of any actions that may occur subsequent to receipt of the NJDEP Approval.

                  (c) The Seller agrees that, in conducting all activities pursuant to this Section 5.08, it shall comply in all material respects with all statutes, ordinances, rules and regulations of governmental bodies applicable to the performance of such activities. The Seller shall fill in all holes resulting from test borings and monitoring wells as required by governmental authorities and, to the extent reasonable and in conformance with its obligations for the NJDEP Approval or otherwise under this Agreement, restore the Edison Plant to such condition as may be required by applicable law and as may be reasonably necessary to permit the Purchaser to use the Edison Plant for the purposes it was used on the Closing Date unless the Purchaser notifies the Seller in writing of the Purchaser's waiver of this obligation.

                  (d) The Purchaser agrees to operate the Edison Plant in compliance in all material respects with all applicable Environmental Laws and to use, handle, store and dispose of Hazardous Materials in a manner which will not interfere with or increase the costs of the Seller's obligations under this
Section 5.08.

                  (e) The Seller agrees to indemnify, save, defend and hold the Purchaser harmless from any and all causes of action, claims, demands, losses, liability, judgments, costs and expenses (including reasonable attorney's fees and disbursements) relating to any injury or death to person or damage to property or any other matter resulting from the Seller's activities at the Edison Plant pursuant to this Section 5.08.

                  SECTION 5.09. Other Changes. The Seller shall not take, cause, agree to take or cause, or permit to occur any of the actions or events listed in the second sentence of Section 3.07 of this Agreement, other than clause
(xii) thereof.

                  SECTION 5.10. Other Negotiations. Neither the Seller nor any of its Affiliates shall pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any other person (other than the Purchaser and its Affiliates) regarding the sale of the Assets.

                  SECTION 5.11. Closing Conditions. The Seller and the Purchaser shall use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to satisfy promptly the conditions to Closing set forth in this Agreement to be satisfied by such party.

                  SECTION 5.12. Environmental Assessment. Upon reasonable prior notice, the Seller shall provide the Purchaser or its agents with access to the Property to continue to conduct, at the Purchaser's expense, the Purchaser's environmental assessment of the

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                                       38

Property. Such environmental assessment shall not include any intrusive sampling without the prior written consent of the Seller. In connection with such assessment, the Seller shall provide the Purchaser or its agents, upon reasonable prior notice, with (i) reasonable access to existing records of matters which are the subject of the assessment and (ii) reasonable access to the employees of the Seller who are most familiar with such matters. The Seller and the Purchaser shall cooperate in the conduct of the environmental assessment. The Purchaser shall provide the Seller with copies of all reports generated in connection with the assessment.

                  SECTION 5.13. Inventory Physical. On the Closing Date or on the date immediately before the Closing Date, the Seller and the Seller's Accountants shall conduct a complete physical review of all inventory included in the Assets and shall permit the Purchaser and the Purchaser's Accountants to be present at such complete physical review. The results of such complete inventory physical review shall form the basis of the amount of inventories reflected on the Closing Balance Sheet.

                  SECTION 5.14. Audited Financial Statements. Within forty-five Business Days following the Closing Date, the Seller shall deliver to the Purchaser the audited balance sheets of the Business as at December 31, 1993 and 1992, together with all related notes and schedules thereto, and the related audited income statements and cash flow statements of the Business for the years then ended, accompanied, in each case, by the opinion of the Seller's Accountants. Such audited financial statements shall be prepared in such a manner as to allow the Purchaser to comply with its financial reporting requirements with the Securities and Exchange Commission. In addition, at the Closing or as promptly thereafter as is practicable, but in any event within forty-five Business Days following the Closing Date, the Seller shall deliver to the Purchaser such interim financial statements of the Business as the Purchaser may require in order to comply with its financial reporting requirements with the Securities and Exchange Commission. The Purchaser shall be responsible for and reimburse the Seller for the out-of-pocket costs of the Seller incurred in connection with the preparation of such audited and interim financial statements (including, without limitation, the fees and expenses of the Seller's Accountants in connection therewith) regardless of whether or not the Closing shall have occurred.

                  SECTION 5.15. Tax Elections. At the Closing, the Purchaser and the Seller shall make an election under Code Sections 338(g) and 338(h)(10) with respect to the sale of the Shares. The Seller shall pay any income tax attributable to the making of such election and shall indemnify the Purchaser and any other person with which the Purchaser files, has filed or will file a consolidated or combined tax return and shall hold them harmless from any and all income taxes resulting from the filing of such election under Code Sections 338(g) and 338(h)(10) with respect to the purchase of the Shares by the Purchaser.

                  SECTION 5.16. Title Reports; Surveys. (a) Promptly following the execution of this Agreement, the Purchaser shall, at its own expense, order from the Title Company title commitments with respect to each parcel of Owned Real Property and shall deliver copies of all such commitments, and any updates to such commitments to the Seller.

                  (b) Prior to the Closing, the Seller shall deliver to the Purchaser all appraisals, plans, specifications, surveys, engineering data and related material with respect to the Owned Real Property that the Seller may own and have in its possession.

                  SECTION 5.17. Financial Covenants. The Seller shall not allow the trade working capital of the Business as at the Closing to exceed the amount it budgeted therefor in the trade working capital budget attached hereto as
Exhibit 5.17 by more than $20 million; provided, however, that the Seller shall be permitted to treat as Excluded Assets, and not sell to the Purchaser at the Closing, Receivables that are due no less than 30 days after the Closing Date in such amount as is necessary not to allow the trade working capital of the Business to exceed the budgeted amount by more than $20 million. From and after the Closing, for a period of the longer of three years or the final resolution of all claims for indemnity pursuant to Section 9.03, the Seller shall not allow its net worth to be less than the Cash Amount.

                  SECTION 5.18. St. Louis Restructuring. The Seller shall take all reasonable actions necessary to complete the St. Louis Restructuring substantially in the manner and within the time period specified in Exhibit 1.01(e) hereto.

                  SECTION 5.19. Employee Grievances. (a) The Seller shall direct the handling of the grievances identified in Section 3.15 of the Disclosure Schedule, as Grievance #92-4, Grievance #93-5 and Grievance #94-57; provided, however, that the Seller shall not agree to a final settlement of such grievances without the written consent of the Purchaser, which consent shall not be unreasonably withheld. With respect to all other grievances identified in
Section 3.15 of the Disclosure Schedules, the Seller and the Purchaser shall determine in good faith which party has the greater interest (whether economic, precedential or otherwise) in directing the handling of each such grievance and the party with such greater interest shall direct such grievances; provided, however, that the party handling such grievances shall not agree to a final settlement of such grievances without the written consent of the other party, which consent shall not be unreasonably withheld.

                  (b) As promptly as practicable following the final disposition of each grievance relating to retiree life benefits for active employees, the Seller shall determine the amount, if any, by which the post-retirement life benefit liabilities (computed as of the Closing Date on an actuarial basis, using the same set of assumptions currently used by the Seller, in accordance with Statement of Financial Standards No. 106) for any USW or IAM

Transferred Employees affected by such final dispositions is increased as a result of such final dispositions (the first of such amounts being, the "First Disposition Excess" and the second of such amounts being, the "Second Disposition Excess").

                  (c) In the event that the sum of the Closing Date Benefit Liabilities plus the St. Louis Benefit Liabilities is less than or equal to $25 million (or if the St. Louis Closing shall not have occurred by the time of the determination of the First Disposition Excess, $22.5 million), but such sum plus the First Disposition Excess exceeds $25 million, or $22.5 million, as the case may be, then the Seller shall pay to the Purchaser the amount of such excess in immediately available funds within five Business Days of the determination of the First Disposition Excess. In the event that the sum of the Closing Date Benefit Liabilities plus the St. Louis Benefit Liabilities exceeds $25 million, or $22.5 million, as the case may be, then the Seller shall pay to the Purchaser the amount of the First Disposition Excess in immediately available funds within five Business Days of the determination of the First Disposition Excess.

                  (d) In the event that the sum of the Closing Date Benefit Liabilities plus the St. Louis Benefit Liabilities plus the First Disposition Excess is less than or equal to $25 million (of if the St. Louis Closing shall not have occurred by the time of the determination of the Second Disposition Excess, $22.5 million), but such sum plus the Second Disposition Excess exceeds $25 million, or $22.5 million, as the case may be, then the Seller shall pay to the Purchaser the amount of such excess in immediately available funds within five Business Days of the determination of the Second Disposition Excess. In the event that the sum of the Closing Date Benefit Liabilities plus the St. Louis Benefit Liabilities plus the First Disposition Excess exceeds $25 million, or $22.5 million, as the case may be, then the Seller shall pay to the Purchaser the amount of the Second Disposition Excess in immediately available funds within five Business Days of the determination of the Second Disposition Excess.

                  SECTION 5.20. Further Action. The Purchaser and the Seller shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated by this Agreement and the Ancillary Agreements. The Seller further agrees that, from and after the Closing, it will execute and deliver to the Purchaser such additional instruments and documents and take such further action as the Purchaser may reasonably require in order to more fully vest, record and/or perfect the Purchaser's title to, or interest in, the Assets. From and after the Closing, the Seller shall take all steps as may be required to transfer to the Purchaser actual possession and operating control of the Assets.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  SECTION 6.01. Offer of Employment. (a) Salaried Employees. With respect to those employees in the Business who are employed by the Seller as salaried employees immediately prior to the Closing Date ("Salaried Business Employees"), the Purchaser shall offer employment to those of such Salaried Business Employees whom it elects to employ after the Closing Date at least 10 days prior to the Closing Date. Such offer of employment shall be at the same or higher salary and with a performance plan comparable to the Performance Plans in addition to Purchaser's current profit sharing plan and such employment shall be within 50 miles of the employee's present location (a "Qualifying Offer of Employment"). Those employees accepting such offer prior to the Closing Date shall become employees of the Purchaser as of the Closing Date (the "Transferred Salaried Employees"). In the event that any such Salaried Business Employees decline or do not respond prior to the Closing Date to such offer of employment of the Purchaser, they will be deemed to have voluntarily resigned for all purposes, including under the American National Can Human Resources Standard Practice #610 as administered by the Business Group (the "ANC Severance Policy"), and will not be entitled to severance thereunder; provided, however, that if the Purchaser's offer is not a Qualifying Offer of Employment to any Salaried Business Employee, then the Purchaser shall reimburse the Seller for all cash amounts paid to, and the cost of benefits provided for, such Salaried Business Employee by the Seller pursuant to the ANC Severance Policy (as in effect on the date hereof) as a direct result of such offer being so declined. The Seller agrees to give the Purchaser reasonable access to files and records needed by the Purchaser and relevant to the Purchaser's decision regarding making offers of employment to the salaried employees referred to above. Should the Purchaser determine not to make an offer of employment to any Salaried Business Employees of the Seller (other than those on long-term disability on the Closing Date) as provided in this Section 6.01, then the Purchaser shall be obligated to reimburse the Seller for all cash amounts paid to, and for the cost of benefits provided for such Salaried Business Employees for severance pursuant to the ANC Severance Policy (as in effect on the date hereof) as a direct result of such a failure to offer employment. Unless specifically provided for elsewhere in this Article VI, any Salaried Business Employee accepting any offer of employment with the Purchaser shall not be eligible for severance under the ANC Severance Policy.

                  As used in this Article VI, the term "cost of benefits" will include the cash amounts paid during the severance period for medical claims, for HMO coverage on a pro rata basis, for dental claims and life insurance claims, and will include payment of an amount which the parties agree represents the actuarial present value of the lifetime cost of retiree medical and life insurance for employees who are eligible for such insurance at the time the cost of benefits is determined.

                  (b) Hourly Employees. With respect to those employees in the Business who are employed by the Seller as hourly employees immediately prior to the Closing Date (the "Hourly Business Employees"), the Purchaser shall offer to all such employees at least 10 days prior to the Closing Date the same employment status with the Purchaser as such employees had with the Seller as at the Closing Date, and those accepting such offers prior to the Closing Date shall become employees of the Purchaser as of the Closing Date (the "Transferred Hourly Employees"). In the event that any of such Hourly Business Employees decline or do not respond prior to the Closing Date to such offer of employment, they will be deemed to have voluntarily resigned in all circumstances, and shall not be deemed eligible for severance benefits and other benefit eligibility will be determined accordingly. Any Hourly Business Employee not offered employment by the Purchaser as of the Closing Date under Section 6.01(b), 6.11 or 6.12 shall be recalled or returned to work in accordance with the applicable collective bargaining agreement or plant practices and shall then become, for all purposes, an employee of the Purchaser. If the employee does not respond to the recall, such employee will be deemed to have voluntarily resigned.

                  (c) Business Employees. For purposes of this Article VI, the term "Business Employees" shall be deemed to refer to both Salaried Business Employees and Hourly Business Employees.

                  (d) Transferred Employees. For purposes of this Article VI, the term "Transferred Employees" shall be deemed to refer to the Transferred Salaried Employees and the Transferred Hourly Employees in the aggregate.

                  SECTION 6.02. Benefit Arrangements. (a) Employee Liabilities; Waivers. Employee related liabilities for all Business Employees and for the dependents, beneficiaries or joint annuitants of such Business Employees that accrue before the Closing Date are the responsibility of and shall be retained by the Seller except as otherwise specifically provided in this Agreement.
Except as otherwise provided in this Agreement, as of the Closing Date, the Purchaser will be responsible for all employee-related liabilities for all Transferred Employees and for the dependents, beneficiaries or joint annuitants of such Transferred Employees that accrue on or after the Closing Date. It is the intention of the parties that medical benefits which derive from claims incurred after the Closing Date shall be the responsibility of the Purchaser except that the Seller shall be responsible for the hospitalization and related charges for any Transferred Employee hospitalized before the Closing Date and who remains continuously hospitalized after the Closing Date, until such employee's date of discharge from the hospital. The Purchaser agrees to cause the waiver of any deductibles, waiting periods, and pre-existing conditions applicable to its welfare plan benefits after the Closing Date, insofar as such limitations would otherwise apply to Transferred Employees after the Closing Date.

                  (b) Service Credit. To the extent that service is relevant for purposes of eligibility or vesting under any employee benefit plan, program or arrangement established or maintained by the Purchaser for the benefit of any Transferred Employee (including any retiree medical program), such plan, program or arrangement shall credit such employees for service on or prior to the Closing Date with the Seller or any Affiliate thereof, including the Business.
Schedule 6.02 hereto set forth a list of the Business Employees as of May 31, 1995 and, for each of them, various dates that are used by the Seller to determine the years of service credited by Seller to each such Business Employee for the purposes indicated herein. At the Closing, the Seller shall provide the Purchaser with a list containing, for each of the Transferred Employees, as determined by the Purchaser, information about the years of service credited to each Transferred Employee by the Seller as of the Closing Date for each of the purposes described in this Section 6.02 and which shall identify any Transferred Employees who are receiving (or are eligible to receive) short-term disability benefits as of the Closing Date.

                  (c) Defined Contribution Plans. Effective as of the Closing Date, the Transferred Employees shall no longer participate in the American National Can Company Capital Accumulation Plan, The American National Can Company 401(k) Savings Plan for Union Employees, The Employee Savings and Investment Plan for Eligible Hourly Paid Employees of American National Can Company and the American National Can Company Retirement and Savings Plan for Union-Free Hourly Employees (the "Defined Contribution Plans"). As soon as practicable following the Closing Date, the Seller shall cause to be transferred from the Defined Contribution Plans to defined contribution plans and related trusts of the Purchaser in which such Transferred Employees are eligible to participate assets equal to the finalized account balances of such Transferred Employees who participated in the Defined Contribution Plans. Such account balances shall be vested in accordance with the provisions of the Defined Contribution Plans. The Seller hereby represents and warrants to the Purchaser that each Defined Contribution Plan intended to qualify under the Code has received a favorable determination letter as to its qualification under the Code (except with respect to the American National Can Company 401(k) Savings Plan for Union Employees and the American National Can Company Retirement and Savings Plan for Union-Free Hourly Employees which, to the Seller's best knowledge and belief, are qualified, and for which the Seller has applied for determination letters) and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  (d) Seller's Pension Plans. The Seller shall retain liability for all benefits accrued as of the Closing Date for all Transferred Employees who are participants under the pension plans listed in Section 6.02(c) of the Disclosure Schedule (the "Seller's Plans"). The Seller shall vest all such Transferred Employees in their accrued benefits under the Seller's Plans as of the Closing Date in accordance with the provisions of the plans and shall maintain the Seller's Plans on a "frozen" basis with respect to such Transferred Employees,

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                                       44

with no benefits accruing to such Employees after the Closing Date. Such benefits shall be paid in accordance with the provisions of the relevant frozen plan.

                  (e) Purchaser Pension Plans. Effective as of the Closing Date, the Purchaser shall provide Transferred Salaried Employees who are covered by one or more of the Seller's Plans with an employee defined benefit pension plan or plans. To the extent that service is relevant for participation and vesting (but not for purposes of benefit calculation) under any plan provided by the Purchaser pursuant to the next preceding sentence, the Purchaser shall credit Transferred Salaried Employees under such plan for service on or before the Closing Date to the extent that such service would have been credited to them under the terms of the Seller's Plans as they existed immediately prior to the Closing Date.

                  (f) Purchaser Severance Plan. Effective as of the Closing Date, the Purchaser shall provide the Transferred Salaried Employees with a severance benefit that will provide such Transferred Salaried Employees, for a period of twelve months after the Closing Date, with the right to receive severance pay and benefits (calculated and payable in a manner comparable to the ANC Severance Policy as in effect on the date hereof) in the event, and only in the event, of any one of the following: (i) such Transferred Salaried Employee's employment with the Purchaser (or its Affiliates) is terminated by the Purchaser without cause (it being understood that "cause" shall include, without limitation, unacceptable performance); (ii) the Purchaser makes a significant reduction in such Transferred Salaried Employee's salary and as a result such Transferred Salaried Employee resigns from his/her employment with the Purchaser; or (iii) such Transferred Salaried Employee is required by the Purchaser to relocate to another facility of the Purchaser or its Affiliates and such other facility is not within a 50 mile radius of the location where such Transferred Salaried Employee works, and as a result such Transferred Salaried Employee resigns from his or her employment with the Purchaser. The Purchaser will use its best efforts to notify any Transferred Salaried Employee of any intentions by it to relocate such employee beyond such 50 mile radius, and such notice will be given as soon as practicable during the twelve-month period. Purchaser acknowledges that it is not Purchaser's intention to avoid severance otherwise payable during the twelve-month period by delaying notifying employees of planned relocations until after the expiration of such period.

                  (g) Workers' Compensation; Short-term Disability. The Seller shall retain all obligations to administer claims for Workers' Compensation payments which have been made by Transferred Employees prior to the Closing Date or which may be made by Transferred Employees on or after the Closing Date with respect to events giving rise to such claims that occurred prior to the Closing Date and shall satisfy such obligations and make such payments in accordance with Seller's policies in effect as of the Closing Date. The Seller shall also retain all obligations for short-term disability benefits due to Transferred Employees for all events giving rise to such benefits occurring prior to the Closing Date, including, without limitation, all medical and related payments, in accordance with Seller's policies in effect as of the Closing Date. The Purchaser shall retain all obligations to administer all claims for Workers' Compensation payments which may be made by Transferred Employees on or after the Closing Date other than claims for which the event giving rise to such claims occurred prior to the Closing Date and shall satisfy such obligations and make such payments in accordance with Purchaser's policies. The Purchaser shall also retain all obligations for short-term disability benefits for all events giving rise to such benefits that occur on or after the Closing Date, including, without limitation, all medical and related payments in accordance with Purchaser's policies. For purposes of this Section 6.02(g), the "event" giving rise to an "occupational disease" claim or a "progressive occupational injury" claim shall be deemed to be the making of such claim.

                  (h) Vacation Accruals. As of the Closing, the Purchaser shall assume all liabilities of the Seller with respect to the Transferred Employees employed by the Purchaser for accrued vacation under the vacation policies applicable to such Transferred Employees as in effect on the Closing Date.

                  (i) Notices. Other than as expressly provided in this Article VI, the Seller shall give any notices required by law and shall take whatever other actions with respect to the Plans as may be necessary to carry out the arrangements described in this Section 6.02.

                  (j) SUB. For any non-union employees having a supplemental unemployment benefit, the liabilities for such benefits shall be consistent with
Section 6.07(c) hereof.

                  SECTION 6.03. Performance Plans. Effective as of the Closing, the Seller shall cause those Transferred Employees who are participants in the Management Incentive Plan and the Business Unit Incentive Plan or any hourly gain sharing or continuous improvement plans (the "Performance Plans") to cease participation in the Performance Plans. The Seller shall pay to such Transferred Employees a bonus which shall be equal to the pro rata portion of the bonus such Transferred Employees would receive under the Performance Plans based upon service through the Closing Date and determined by a judgment of performance results through the Closing Date. The amount of such bonus shall be paid at the time such bonus would have otherwise been paid under the terms of the relevant Performance Plan. The Seller also assumes all obligations under the deferred compensation provisions of the Management Incentive Plan.

                  SECTION 6.04. Transition Services. The Seller and the Purchaser agree that for a period of approximately twelve months after the Closing Date, certain transition services will be needed by Purchaser relating to testing, accounting, payroll, benefit plan administration and other matters in order for the Purchaser to effectively operate the Business. The Seller agrees to make available both Business Employees not offered employment by the Purchaser and other of its employees (both groups of employees being, collectively, the "Corporate Employees") to provide such services on an interim basis for a fee, pursuant to a separate Transition Services Agreement which will be executed by the Seller and the Purchaser before the Closing Date and which will contain terms to be mutually agreed upon. The Purchaser agrees that it shall reimburse the Seller for all cash amounts paid to and for the cost of benefits provided for, any such Business Employee (who is a Corporate Employee and who is terminated by the Seller no later than the date of the expiration or termination, as the case may be, of the Transition Services Agreement) pursuant to the ANC Severance Policy as in effect on the date hereof.

                  SECTION 6.05. Indemnification for Claims. The Purchaser shall indemnify and hold harmless the Seller from any and all claims against the Seller by any Salaried Business Employee with respect to that Salaried Business Employee's claim for damages (not including severance) resulting from an employment decision made by the Purchaser, whether such decision is made prior to or after the Closing Date. The Purchaser shall also indemnify and hold harmless the Seller against any and all costs (including counsel fees) associated with defending against such claims. Notwithstanding the above, such indemnification shall not apply to any claims for severance or damages brought against the Seller by any such employees who accept an offer of employment by the Purchaser which is a Qualifying Offer of Employment, but who claim their employment circumstances nevertheless entitle them to severance from the Seller under the ANC Severance Policy. The Seller shall indemnify and hold harmless the Purchaser from any and all claims (including counsel fees incurred in defending such claims) against the Purchaser by Salaried Employees that arise from representations made by the Seller to such employees regarding the future employment of such employees.

                  SECTION 6.06. Welfare Benefits. The Seller shall continue to be obligated on and after the Closing Date to provide retiree medical and life benefits currently offered to retirees under its welfare benefit plans (to the extent that, and so long as such benefits continue to be offered to retirees in the future) to Salaried Business Employees who (a) are either employed by the Purchaser on the Closing Date or decline an offer of employment by the Purchaser due to a failure of such offer to comply with the ANC Severance Policy Circumstances, and (b) have satisfied the age and service eligibility requirements under such plans as of the Closing Date. It is understood that the liabilities for such retiree medical and life benefits shall be Closing Date Benefit Liabilities or St. Louis Benefit Liabilities, as the case may be. The Purchaser agrees to reimburse the Seller for all retiree medical and life benefits paid by the Seller at any time in the future under such plans for such Salaried Business Employees who are terminated by action of the Purchaser within one year of the Closing Date or for such employees who decline the Purchaser's offer of employment due to ANC Severance Policy Circumstances.

                  SECTION 6.07. Union Employees. (a) Recognition of Unions. Except as provided in Section 6.07(b) below, the Purchaser agrees, subject to the rights of any affected

Hourly Business Employees covered by a collective bargaining agreement (the "Union Employees") regarding representation, to continue to recognize the unions listed in Section 3.15 of the Disclosure Schedule as the collective bargaining agents for such Union Employees, but shall not be obligated to assume the collective bargaining agreements applicable to such Union Employees.

                  (b) Steelworker Master Agreement. With respect to those Union Employees who are covered by the "Master Agreement between American National Can Company and the United Steelworkers of America" at the Edison, New Jersey and Laporte, Indiana facilities and the "Basic Agreement between American National Can Company and the United Steelworkers of America" at the Hammond, Indiana, the St. Louis, Missouri and the St. Paul, Minnesota facilities, the Purchaser agrees to be obligated to enter into collective bargaining agreements on the same terms as the relevant current collective bargaining agreements with such unions, except as otherwise modified by a separate letter agreement between the Purchaser and such union, a copy of which is attached hereto as Exhibit 6.07.

                  (c) EEP and SUB. The Seller will retain all accounting accruals with respect to the Expanded Employment Program and the Supplemental Unemployment Benefit Plan presently in effect for certain Union Employees under the relevant collective bargaining agreement. The Seller agrees to retain liability for any benefits earned under the Expanded Employment Program up to the Closing Date. Except in the case of the St. Louis Rationalization Costs, the Seller agrees to retain liability for any continuous period of payments under the Supplemental Unemployment Benefit Plan resulting from any action taken by the Seller before the Closing Date. The Seller will continue its payroll systems from its Supplemental Unemployment Benefit Plan and payroll departments for any such continuous period of payments.

                  SECTION 6.08. Indemnification for Union Claims. The Purchaser agrees to indemnify and hold the Seller harmless from any and all claims by any Union Employees or their representatives as a result of any action of the Purchaser to change the terms and conditions of the collective bargaining agreements applicable to such Union Employees (including the execution by the Purchaser of the letter agreements referred to in Section 6.07(b) above), from any and all costs (including plant closing costs and reasonable counsel fees) associated with such action and defending against the same.

                  SECTION 6.09. Multiemployer Plans. On and after the Closing Date, the Purchaser shall assume the Seller's obligations to contribute to each of the Seller's Multiemployer Plans applicable to the Union Employees. With respect to each such Multiemployer Plan, (a) the Purchaser shall contribute substantially the same number of contribution base units for which the Business had an obligation to contribute with respect to the Union Employees under the applicable collective bargaining agreement immediately prior to the Closing Date, (b) the Purchaser shall furnish bonds and/or escrows, or shall obtain a waiver of any requirements to furnish bonds and/or escrows or shall comply with alternatives acceptable to any the Seller's Multiemployer Plans, in order to ensure compliance with the terms of Section 4204 of ERISA and the regulations thereunder, (c) in the event the Purchaser incurs a complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) with respect to any of the Seller's Multiemployer Plans applicable to the Seller's Union Employees, the Purchaser shall cause any resulting withdrawal liability to be timely paid and if such withdrawal occurs within the first five plan years following the Closing Date, and the Purchaser shall fail to pay such withdrawal liability in a timely manner to the relevant Multiemployer Plan, the Seller agrees it will be secondarily liable for such payment as required by Section 4204 of ERISA and (d) the Purchaser shall notify each of the Seller's Multiemployer Plans of this transaction and, if applicable, satisfy such plan that this transaction complies with the terms of Section 4204 of ERISA, and the Seller shall cooperate with the Purchaser in connection therewith.

                  SECTION 6.10. WARN Act. In the event the Purchaser does not continue all the operations of the Business and/or does not employ all Business Employees after the Closing Date, the Purchaser shall be liable and responsible for any notification required to be provided under the Worker Adjustment and Retraining Notification Act, and the Purchaser shall indemnify the Seller for any claims arising out of any breach of this covenant. The Seller shall be obligated to provide the Purchaser with reasonable notice of any termination of employment of Business Employees occurring between the date of the Agreement as set forth above and the Closing Date, and provide the Purchaser with such further related information as shall be reasonably requested by the Purchaser to assist it in complying with its obligations under this Section 6.10.

                  SECTION 6.11. St. Louis Employees. Notwithstanding anything herein to the contrary, the Purchaser shall not be obligated to make offers of employment to the St. Louis Employees in accordance with Sections 6.01(a) and
(b) until 10 days prior to the St. Louis Closing Date. From and after the St. Louis Closing Date, the parties' obligations to and responsibilities with respect to the St. Louis Employees shall be governed by the terms of this
Article VI. Until the St. Louis Closing Date, the Purchaser shall have no obligations to the St. Louis Employees.

                  SECTION 6.12. San Leandro Employees. Prior to the Closing Date, the Purchaser agrees to offer employment to those employees at the Business' San Leandro, California facility employed in the Business and the parties' obligations and responsibilities to such employees shall be governed by the terms of this Article VI. The Seller shall retain and remain responsible for all liabilities and obligations to those employees at the San Leandro, California facility employed in the Seller's beverage business and such employees shall not be governed by the terms of this Article VI.

                  SECTION 6.13. No Rights of Employees. Without limiting the generality of Section 11.09, this Article VI is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any current or former employee of the Seller any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article VI.


                                  ARTICLE VII

                                  TAX MATTERS

                  SECTION 7.01. Sales, Use and Other Transfer Taxes. The Purchaser shall provide the Seller with resale exemption certificates as is appropriate. The Purchaser shall be responsible for any and all excise, sales, value added, use and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement. The Seller shall be responsible for any and all real estate transfer and conveyance taxes and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement. Except as provided in the two previous sentences, any and all other registration, stamp, franchise, transfer, and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement shall be shared and paid equally by the Purchaser and the Seller. The Purchaser and the Seller agree to cooperate in the filing of all necessary documentation and all Tax returns, reports and forms ("Returns") with respect to all such Taxes, including any available pre-sale filing procedure. The Purchaser shall indemnify the Seller for all Taxes (other than income taxes) that may be imposed as a result of the transactions contemplated by Section 2.01(b).

                  SECTION 7.02. Proration of Certain Charges. Except as otherwise provided for on the Closing Balance Sheet or treated as an Assumed Liability or an Excluded Liability, the following taxes, charges and payments ("Charges") shall be prorated on a per diem basis and apportioned between the Seller and Purchaser as of the date of the Closing: real property, use, intangible taxes, utility charges, rental or lease charges, license fees, general assessments imposed with respect to the Purchased Assets and employee payrolls. The Seller shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the date of the Closing and the Purchaser shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the date of the Closing. Not less than five (5) Business Days prior to the Closing Date, the Seller shall submit to Purchaser a schedule showing the categories and estimated amounts of all such Charges to be so prorated. The parties shall agree on a final proration schedule therefor prior to Closing and shall deliver any amounts due at the Closing.

                  SECTION 7.03. Treatment of Indemnity Payments. All payments made by the Seller or the Purchaser, as the case may be, to or for the benefit of the other party pursuant to any indemnification obligations under this Agreement shall be treated as adjustments to the purchase price for Tax purposes and such agreed treatment shall govern for purposes of this Agreement.


                                  ARTICLE VIII

                           CONDITIONS TO THE CLOSING

                  SECTION 8.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a)  Representations   and   Warranties;    Covenants.    The
         representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, all the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

                  (c)  No  Order.  No  United  States  or  state   governmental
         authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making such transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that each party hereto shall use its reasonable best efforts to oppose and/or have any such order, judgment, decree or injunction vacated and to avail itself of all rights of appeal therefor, unless it has determined, in its reasonable judgment, that such efforts would not have a substantial likelihood of success, it being understood that this proviso shall be satisfied by the Purchaser if the Purchaser takes the steps contemplated by Section 5.06(b) with respect to orders, judgments, decrees or injunctions contemplated thereby;

                  (d) Assumption Agreement. The Purchaser shall have executed and delivered to the Seller a counterpart of the Assumption Agreement;

                  (e) Resolutions. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

                  (f) Incumbency Certificate. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (g)  Legal  Opinion.  The  Seller  shall have  received  from
         Winthrop, Stimson, Putnam & Roberts, an opinion, addressed to the purchaser and dated the Closing Date, substantially in the form of
         Exhibit 8.01(g);

                  (h) Tolling Agreement. The Purchaser shall have executed and delivered to the Seller a counterpart of a Tolling Agreement, substantially in the form of Exhibit 8.01(h) (the "Tolling Agreement"), with respect to the St. Louis Facility with a term beginning on the Closing Date and ending on the St. Louis Closing Date;

                  (i) Container Supply Agreement. The Purchaser shall have executed and delivered to the Seller a Container Supply Agreement, substantially in the form of Exhibit 8.01(i); and

                  (j)  French  Government  Approval.   The  Seller  shall  have
         received the French Government Approval.

                  SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, all the covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

                  (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

                  (c) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that each party hereto shall use its reasonable best efforts to oppose and/or have any such order, judgment, decree or injunction vacated and to avail itself of all rights of appeal therefor, unless it has determined, in its reasonable judgment, that such efforts would not have a substantial likelihood of success, it being understood that this proviso shall be satisfied by the Purchaser if the Purchaser takes the steps contemplated by Section 5.06(b) with respect to orders, judgments, decrees or injunctions contemplated thereby;

                  (d) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser counterparts of each of the Ancillary Agreements;

                  (e) Resolutions, Certificate of Incorporation and By-Laws. The Purchaser shall have received true and complete copies, certified by the Secretary or an Assistant Secretary of the Seller, of (i) the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, (ii) the Certificate of Incorporation of the Seller and (iii) the By-laws of the Seller;

                  (f)  Incumbency   Certificate.   The  Purchaser   shall  have
         received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (g) License Agreement. The Seller shall have executed and delivered to the Purchaser counterparts of the License Agreement;

                  (h) Legal Opinion. The Purchaser shall have received from Shearman & Sterling, an opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.02(h);

                  (i)  Consents.   The  Purchaser   shall  have  received  duly
         executed copies of all consents, approvals, authorizations, actions, filings or notifications listed on Schedule 8.02(i);

                  (j)  Non-Competition   Agreement.   The  Seller   shall  have
         executed and delivered to the Purchaser a Non-Competition Agreement (with a term of two (2) years), substantially in the form of Exhibit 8.02(j);

                  (k) Transition Services Agreements. The Seller shall have executed and delivered to the Purchaser a Transition Services Agreement with respect to services in Neenah, Wisconsin, substantially in the form of Exhibit 8.02(k)(i) and a Transition Services Agreement with respect to services in Chicago, Illinois, substantially in the form of
         Exhibit 8.02(k)(ii);

                  (l)  Title  Insurance.   The  Purchaser  shall,  at  its  own
         expense, have obtained from the Title Company title insurance insuring fee simple title to the Owned Real Property, subject only to Permitted Encumbrances;

                  (m) Permits. The Purchaser shall have obtained all approvals, permits, licenses and registrations from all governmental authorities which, if not obtained, either individually or in the aggregate, would have a Material Adverse Effect on the Purchaser's ability to operate the Business or the Assets in a manner consistent with the Seller's past practices, or the Purchaser shall have received reasonable assurances from the relevant governmental authorities that such approvals, permits, licenses and registrations will be forthcoming within a reasonable period of time after the Closing, that the Purchaser will be able to operate the Business after the Closing in a manner consistent with the Seller's past practices and that the Purchaser's operation of the Business after the Closing and prior to obtaining any such approval, permit, license or registration will not give rise to any material liability;

                  (n)  Financing.   The  Purchaser   shall  have  obtained  the
         financing  described in the  commitment  letter  referred to in Section
         4.05 hereof; and

                  (o) Tolling Agreement. The Seller shall have executed and delivered to the Purchaser a counterpart of the Tolling Agreement.

                                   ARTICLE IX

                                INDEMNIFICATION

                  SECTION 9.01. Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Purchaser, for a period of one year after the Closing Date; provided, however, that (a) the representations and warranties contained in Section 3.10 shall remain in full force and effect for a period of three years after the Closing Date and (b) the representations and warranties relating to the Seller's title to the Assets (other than the Owned Real Property) contained in Section 3.12(a) and the representations and warranties contained in Section 3.16 shall remain in full force and effect until the applicable period under the statute of limitations therefor has expired. The covenants and agreements of the parties contained in this Agreement shall survive the Closing. The indemnities provided for in Sections 9.02(a)(i) and 9.03(a)(i) shall survive with respect to any claim of a breach of any specific representation, warranty, covenant or agreement for the period for which such representation, warranty, covenant or agreement survives pursuant to this Section 9.01 (except with respect to any claim for indemnification as to which the indemnified party shall have given notice in accordance with the requirements of this Article IX to the indemnifying party prior to such date, which claim shall survive until payment in full by the indemnifying party of any liabilities or damages arising out of such claim following a final settlement or non-appealable judgment with respect to such claim).

                  SECTION 9.02. Indemnification by the Purchaser. (a) The Purchaser agrees, subject to the other terms and conditions of this Agreement to indemnify the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (as used in this Section 9.02, each an "Indemnified Party") against and hold them harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by an Indemnified Party (collectively, the "Seller Damages") arising out of:

                  (i) the breach of any representation, warranty, covenant or agreement of the Purchaser in this Agreement;

                  (ii)    the  conduct  of  the   Business  by  the   Purchaser
         following the Closing;

                  (iii)    the Assumed Liabilities; and

                  (iv) any and all violations of Environmental Law relating to the Business which occur after the Closing, regardless of whether any conditions giving rise to such violations existed or occurred prior to the Closing so long as such conditions were not a violation of Environmental Law prior to the Closing and so long as such conditions were the result of the operation of the Business both prior to and after the Closing.

Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  (b) No claim may be made against the Purchaser for indemnification pursuant to Section 9.02(a)(i) with respect to any individual item of Seller Damages, unless such item exceeds $50,000 and unless the aggregate of all Seller Damages with respect to Section 9.02(a)(i) shall exceed 1% of the Cash Amount and the Purchaser shall not be required to pay or be liable for the first 1% of the Cash Amount in aggregate amount of any Seller Damages. No Indemnified Party shall be indemnified pursuant to Section 9.02(a)(i) with respect to any additional individual item of Seller Damages if the aggregate of all Seller Damages for which the Indemnified Parties have received indemnification pursuant to Section 9.02(a)(i) shall have exceeded an amount equal to 10% of the Cash Amount. Notwithstanding the foregoing, the limitations set forth in this Section 9.02(b) shall not apply to claims for indemnification made against the Purchaser pursuant to Sections 6.05, 6.08, 6.10 or 7.01 or claims for indemnification made against the Purchaser for breach of its reimbursement obligations under Sections 5.14, 6.01(a), 6.04 or 6.06.

                  (c) Payments by the Purchaser pursuant to Section 9.02(a) shall be limited to the amount of any Seller Damages that remains after deducting therefrom any Tax benefit to the Indemnified Party and any insurance proceeds and any indemnity, contribution or other similar payment recovered by the Indemnified Party from any third party with respect thereto; provided, however, that an Indemnified Party shall use its best efforts to recover all such insurance proceeds and indemnity, contribution or other similar payments to which it may be entitled. A Tax benefit will be considered to be recognized by the Indemnified Party for purposes of this Section 9.02 in the tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by applying the alternate minimum tax rate for corporations, regardless of the tax rate used by such Indemnified Party in calculating its taxes in the tax period in which the indemnity payment occurs.

                  (d) An  Indemnified  Party  shall  give the  Purchaser  prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any Seller Damages as to which an Indemnified Party may request indemnification hereunder or any Seller Damages as to which the 1% of the Cash Amount referred to in Section 9.02(b) may be applied. If the Purchaser acknowledges in writing to the Indemnified Party its obligation to indemnify such Indemnified Party hereunder for all Seller Damages with respect to such third party claim or proceeding, the Purchaser shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Purchaser elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Purchaser with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. Upon assumption of the defense of any such claim or proceeding by the Purchaser, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Purchaser consents in writing to such payment or unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Indemnified Party for such liability. No such third party claim may be settled by the Purchaser without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Purchaser shall fail to defend or fail to prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.02(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding. Notwithstanding anything to the contrary herein, in the event that the Purchaser is not liable for a third party claim because the aggregate Seller Damages for which the Indemnified Parties shall have received indemnification shall have exceeded an amount equal to 10% of the Cash Amount, the Indemnified Party shall direct the defense of any such third party claim.

                  (e) The Purchaser shall have no liability under any provision of this Agreement for any Seller Damages to the extent that such Seller Damages relate to actions taken by the Seller or any of its Affiliates after the Closing Date and in no event shall the Purchaser be liable for consequential damages. The Seller shall take all reasonable steps to mitigate all such Seller Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Seller Damages.

                  (f) The Seller hereby acknowledges and agrees that the sole and exclusive remedy of Indemnified Parties with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this

Article IX. In furtherance of the foregoing, the Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Purchaser arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise, but excluding, however, any such rights, claims or causes of action based upon fraud).

                  SECTION 9.03.  Indemnification  by the Seller.  (a) The Seller
agrees, subject to the other terms and conditions of this Agreement to indemnify the Purchaser and its stockholders, Affiliates, officers, directors, employees, agents, successors and assigns (as used in this Section 9.03, each an "Indemnified Party") against and hold them harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by an Indemnified Party (collectively, the "Purchaser Damages") arising out of:

                  (i) the breach of any representation, warranty, covenant or agreement of the Seller in this Agreement;

                  (ii) any and all violations of Environmental Law relating to the Business that exist at or prior to the Closing; and

                  (iii)    the Excluded Liabilities.

Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Seller for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Seller describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  (b) No claim may be made against the Seller for indemnification pursuant to Section 9.03(a)(i) or 9.03(a)(iii) with respect to any individual item of Purchaser Damages, unless such item exceeds $50,000 and unless the aggregate of all Purchaser Damages with respect to Sections 9.03(a)(i) and 9.03(a)(iii) combined shall exceed 1% of the Cash Amount and the Seller shall not be required to pay or be liable for the first 1% of the Cash Amount in aggregate amount of any such Purchaser Damages. No Indemnified Party shall be indemnified pursuant to Section 9.03(a)(i) with respect to any additional individual item of Purchaser Damages if the aggregate of all Purchaser Damages for which the Indemnified Parties have received indemnification pursuant to Section 9.03(a)(i) shall have exceeded an amount equal to 10% of the Cash Amount. Notwithstanding the foregoing, the

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                                       58

limitations set forth in this Section 9.03(b) shall not apply to claims for indemnification made against the Seller pursuant to Sections 2.01(e), 5.07, 5.08(e), 5.15 or 6.05.

                  (c) Payments by the Seller pursuant to Section 9.03(a) shall be limited to the amount of any Purchaser Damages that remains after deducting therefrom (i) any Tax benefit to the Indemnified Parties, (ii) any insurance proceeds and any indemnity, contribution or other similar payment recovered by the Indemnified Parties from any third party with respect thereto; provided, however, that an Indemnified Party shall use its best efforts to recover all such insurance proceeds and indemnity, contribution or other similar payments to which it may be entitled, (iii) any reserves provided for the item in question in the Closing Balance Sheet and (iv) any adjustments to the Purchase Price paid pursuant to Section 2.07 with respect to the subject matter in dispute. A Tax benefit will be considered to be recognized by an Indemnified Party for purposes of this Section 9.03 in the tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by applying the alternate minimum tax rate for corporations, regardless of the tax rate used by such Indemnified Party in calculating its taxes in the tax period in which the indemnity payment occurs.

                  (d) An Indemnified  Party shall give the Seller prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any Purchaser Damages as to which such Indemnified Party may request indemnification hereunder or any Purchaser Damages as to which the 1% of the Cash Amount referred to in
Section 9.03(b) may be applied. If the Seller acknowledges in writing to the Indemnified Party its obligation to indemnify such Indemnified Party hereunder for all Purchaser Damages with respect to such third party claim or proceeding, the Seller shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Seller elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Seller with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Seller in the defense or settlement thereof, and the Seller shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. Upon assumption of the defense of any such claim or proceeding by the Seller, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Seller consents in writing to such payment or unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Indemnified Party for such liability. No such third party claim may be settled by the Seller without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Seller shall fail to defend or fail to prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Seller's expense. If the

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                                       59

Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.03(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding. Notwithstanding anything to the contrary herein, (i) in the event that the Seller is not liable for a third party claim because the aggregate Purchaser Damages for which the Indemnified Parties shall have received indemnification shall have exceeded an amount equal to 10% of the Cash Amount, the Indemnified Party shall direct the defense of any such third party claim and (ii) in the event that any such claim, assertion, event or proceeding by or in respect of a third party involves a customer of the Purchaser and the Seller has elected to assume the defense thereof, the Seller shall cooperate with the Purchaser to settle and/or resolve such claim or proceeding in an expeditious manner and shall permit the Purchaser, at the Purchaser's election, to participate fully in the defense thereof, with all costs of the Purchaser incurred with respect to its participation in such defense being the responsibility of the Purchaser.

                  (e) The Purchaser hereby acknowledges and agrees that the sole and exclusive remedy of Indemnified Parties with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, the Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Seller arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise, but excluding, however, any such rights, claims or causes of action based upon fraud).

                  (f) The Seller shall have no liability under any provision of this Agreement for any Purchaser Damages to the extent that such Purchaser Damages relate to actions taken by the Purchaser or any of its Affiliates after the Closing Date and in no event shall the Seller be liable for consequential damages. The Purchaser shall take all reasonable steps to mitigate all such Purchaser Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Purchaser Damages.


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

                  SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by the Purchaser (i) if any Government Antitrust Authority shall have commenced, or indicated its intention to commence, litigation challenging the transactions contemplated by this Agreement or (ii) if the Seller shall not have received the French Government Approval within 30 days of the date of this Agreement; or

                  (c) by either the Seller or the Purchaser, if the Closing shall not have occurred prior to December 31, 1995; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

Time shall be of the essence in this Agreement.

                  SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (a) except as set forth in Section 5.05 and Section 11.01 and (b) nothing herein shall relieve either party from liability for any willful breach hereof.

                  SECTION 10.03. Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby and only for the specific purpose thereof.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) Business Day after the date of deposit with such nationally recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to the Seller:

                           8770 West Bryn Mawr Avenue
                           Chicago, IL  60631-3542
                           Attention:     Corporate Secretary
                           Telecopy:      (312) 399-3527

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Attention:     David W. Heleniak
                           Telecopy:      (212) 848-7179

                  (b)      if to the Purchaser:

                           4 Landmark Square
                           Suite 301
                           Stamford, CT  06901
                           Attention:     R. Philip Silver
                           Telecopy:      (203) 975-7902

                           with a copy to:

                           Winthrop, Stimson, Putnam & Roberts
                           Financial Centre
                           695 East Main Street
                           Stamford, CT  06904
                           Attention:     G. William Sisley
                           Telecopy:      (203) 965-8226

                  SECTION 11.03. Public Announcements. Except as required by applicable law, no party to this Agreement shall make, or cause to be made, any public announcements

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                                       62

in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

                  SECTION 11.04. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  SECTION 11.06. Disclosure Schedule. Disclosure of information in any portion of the Disclosure Schedule shall be deemed disclosure in any other portion of the Disclosure Schedule.

                  SECTION 11.07. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  SECTION 11.08. Assignment. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party; provided, however, that either party may, without the consent of the other party, assign its rights under this Agreement to any Affiliate of such party now existing or hereafter formed or to any person that shall acquire (whether by merger, acquisition of the capital stock of such party or otherwise) all or substantially all of the assets of such party; provided further, however, that no such assignment shall release such party from its obligations hereunder without the written consent of the other party.

                  SECTION 11.09. No Third-Party Beneficiaries. Except for the provisions of Article IX relating to Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 11.10. Amendment; Waiver. This Agreement may not be amended or modified except by (a) an instrument in writing signed by the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.03. Waiver of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

                  SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that State.

                  SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.13. Parties in Interest. Subject to Section 11.08 hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

                  SECTION 11.14. Actions and Proceedings. (a) All actions and proceedings arising out of or relating to this Agreement must be brought in any court of competent jurisdiction in the State of New York and by execution and
delivery   of  this   Agreement   each   party  (i)   accepts,   generally   and
unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT.

                  (b) The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement and their respective successors and permitted assigns.

                  SECTION 11.15. Confidentiality. Notwithstanding anything herein to the contrary, each party shall hold in strict confidence documents and information concerning the other, the other's Affiliates and their respective businesses and properties (including that of the Business) and the transactions contemplated hereby, except that either party may disclose such documents and information to (a) any governmental authority reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to applicable federal or state laws; or (b) such persons as are required to have such information in either party's good faith judgment in order to assist either party in consummating the transactions contemplated hereby, and except that upon consummation of the transactions contemplated by this Agreement, subject to
Section 5.05 hereof, the Purchaser may disclose such documents and information to such persons as it may desire in order to carry on the Business.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   AMERICAN NATIONAL CAN COMPANY


                                   By    /s/ Walter T. Stelzel
                                         ---------------------------------------
                                         Title: Senior Executive Vice President


                                   SILGAN CONTAINERS CORPORATION


                                   By    /s/ R. Philip Silver
                                         ---------------------------------------
                                         Title: Vice President